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Exhibit 10.31

EXECUTION COPY

AMENDED AND RESTATED
U.S. RECEIVABLES PURCHASE AGREEMENT

among

HUNTSMAN INTERNATIONAL LLC,
as Purchaser

and

TIOXIDE AMERICAS INC.,
HUNTSMAN PROPYLENE OXIDE LTD.,
HUNTSMAN INTERNATIONAL FUELS L.P.,
and
HUNTSMAN ETHYLENEAMINES LTD.

each as a Seller and an Originator

Dated as of October 21, 2002

TABLE OF CONTENTS

1.	DEFINITIONS		1
	1.01.	Defined Terms.	1
	1.02.	Other Definitional Provisions.	2
2.	PURCHASE AND SALE OF RECEIVABLES		2
	2.01.	Purchase and Sale of Receivables.	2
	2.02.	Purchase Price.	4
	2.03.	Payment of Purchase Price.	4
	2.04.	No Repurchase.	4
	2.05.	Rebates, Adjustments, Returns, Reductions and Modifications.	5
	2.06.	Payments in Respect of Ineligible Receivables and Originator Indemnification Payments.	5
	2.07.	Certain Charges	6
	2.08.	Certain Allocations.	6
3.	CONDITIONS TO SALES		6
	3.01.	Conditions Precedent to the Purchaser's Purchase of Receivables on the Effective Date.	6
	3.02.	Conditions Precedent to Purchase of Receivables.	7
	3.03.	Conditions Precedent to the Originators' Obligations on the Effective Date.	8
4.	REPRESENTATIONS AND WARRANTIES		8
	4.01.	Representations and Warranties of the Originators.	8
	4.02.	Representations and Warranties of the Originator Relating to the Receivables.	12
	4.03.	Representations and Warranties of the Purchaser.	13
5.	AFFIRMATIVE COVENANTS		13
	5.01.	Financial Statements, Reports, etc.:	13
	5.02.	Compliance with Law and Policies.	14
	5.03.	Preservation of Corporate Existence	14
	5.04.	Inspection of Property; Books and Records; Discussions	14
	5.05.	Location of Records.	15
	5.06.	Computer Files and other Documents	15
	5.07.	Obligations.	15
	5.08.	Collections	15
	5.09.	Furnishing Copies, Etc.	15
	5.10.	Responsibilities of the Originator as Local Servicer.	15
	5.11.	Assessments	16
	5.12.	Purchase of Receivables.	16
	5.13.	Notices	16
	5.14.	Bankruptcy	16
	5.15.	Further Action.	16
	5.16.	Marking of Records	17
	5.17.	Stamp Duty.	17
6.	NEGATIVE COVENANTS		17
	6.01.	Limitations on Transfers of Receivables, Etc.	17
	6.02.	Extension or Amendment of Receivables.	17
	6.03.	Change in Payment Instructions to Obligors.	18
	6.04.	Change in Name.	18
	6.05.	Policies.	18
	6.06.	Modification of Legend.	18
	6.07.	Accounting for Sales.	18

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	6.08.	Instruments.	18
	6.09.	Ineligible Receivables.	18
	6.10.	Business of the Originator.	19
	6.11.	Limitation on Fundamental Changes.	19
	6.12.	Offices.	19
	6.13.	Constitutive Documents	19
	6.14.	Amendment of Transaction Documents or Other Material Documents.	19
7.	TERMINATION EVENTS		20
	7.01.	Originator Termination Events.	20
	7.02.	Program Termination Events.	20
	7.03.	Remedies.	21
8.	MISCELLANEOUS		22
	8.01.	Payments.	22
	8.02.	Costs and Expenses.	22
	8.03.	Successors and Assigns.	23
	8.04.	Additional Originators.	23
	8.05.	Intentionally Omitted	24
	8.06.	Intentionally Omitted	24
	8.07.	Governing Law.	24
	8.08.	No Waiver; Cumulative Remedies.	24
	8.09.	Amendments and Waivers.	24
	8.10.	Severability.	24
	8.11.	Notices.	24
	8.12.	Counterparts.	26
	8.13.	Submission to Jurisdiction; Service of Process.	26
	8.14.	No Bankruptcy Petition.	26
	8.15.	Termination.	27
	8.16.	Responsible Officer Certificates; No Recourse.	27

SCHEDULES

Schedule 1	Form of Originator Daily Report
Schedule 2	Form of Solvency Certificate
Schedule 3	Location of Books and Records
Schedule 4	Chief Executive Office
Schedule 5	Legal and Other Business Names
Schedule 6	Identification of (A) Company Concentration Accounts, (B) Series Concentration Accounts, (C) Collection Accounts and Master Collection Accounts, and (D) Company Receipts Accounts
Schedule 7	Form of Admission of Additional Originator

ii

        This AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT dated as of October 21, 2002 (this "Agreement"), among Huntsman International LLC, a limited liability company organized under the laws of the State of Delaware, as purchaser (the "Purchaser"), Tioxide Americas Inc., a company incorporated under the laws of the Cayman Islands, Huntsman Propylene Oxide Ltd., a limited partnership organized under the laws of Texas, Huntsman International Fuels L.P., a limited partnership organized under the laws of Texas (collectively, the "Existing Originators") and Huntsman Ethyleneamines Ltd., a limited partnership organized under the laws of Texas (the "New Originator"), each as a seller and an originator (the Existing Originators and the New Originator, collectively, the "Originators") amends and restates the Receivables Purchase Agreement dated as of December 21, 2000 (the "Original Agreement") among Tioxide Americas, Inc., Huntsman Propylene Oxide, Ltd., Huntsman International Fuels L.P. each as a seller and originator thereunder and the Purchaser.

W I T N E S S E T H:

        WHEREAS, Huntsman Ethyleneamines Ltd. wishes to become a party to a receivables purchase agreement and the parties to the Original Agreement wish to amend and restate the terms of the Original Agreement;

        WHEREAS, the parties are entering into this Agreement under which each of the Existing Originators desires to sell, transfer, convey and assign from time to time, and the New Originator, commencing on the New Originator Effective Date (as defined herein) desires to sell, transfer, convey and assign from time to time, all of its right, title and interest in, to and under Receivables originated by such Originator, now existing and hereafter arising from time to time and all other Receivable Assets related to such Receivables to the Purchaser;

        WHEREAS, Huntsman (Europe) BVBA (f/k/a Huntsman ICI (Europe) BVBA), as the Master Servicer (the "Master Servicer"), Huntsman Receivables Finance LLC (the "Company") and J.P. Morgan Bank (Ireland) plc (f/k/a Chase Manhattan Bank (Ireland) plc), not in its individual capacity but solely as trustee, as Trustee (the "Trustee"), have entered into an Amended and Restated Pooling Agreement, dated as of June 26, 2001, as amended by the First Amendment to Amended and Restated Pooling Agreement, dated as of the date hereof, (such agreement, as it may be amended, modified or otherwise supplemented from time to time, the "Pooling Agreement") in order to create a master trust into which the Company desires to grant to the Trustee on behalf of the Trust (as defined therein) a participation in and to all proceeds of, or payments in respect of, the Receivables and a security interest in relation to all of its right, title and interest in, to and under the Receivables and certain other assets now or hereafter owned by the Company in consideration for which the Trustee will make certain payments to the Company as specified therein; and

        WHEREAS, the Master Servicer, the Company, the Servicer Guarantor, the Purchaser, the Liquidation Servicer, the Local Servicers and the Trustee have entered into an Amended and Restated Servicing Agreement dated as of the date hereof (such agreement, as it may be amended, modified or otherwise supplemented from time to time, the "Servicing Agreement") pursuant to which the Master Servicer has agreed to service and administer the Receivables on behalf of the Company.

        NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained, the parties hereto agree as follows:

1.    DEFINITIONS

        1.01.    Defined Terms.    Capitalized terms used herein shall, unless otherwise defined or referenced herein, have the meanings assigned to such terms in Annex X attached to the Pooling Agreement which Annex X is incorporated by reference herein.

        1.02.    Other Definitional Provisions.

          (a)  The words "hereof", "herein", "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and article, section, subsection, schedule and exhibit references are to this Agreement unless otherwise specified.

          (b)  As used herein and in any certificate or other document made or delivered pursuant hereto, accounting terms relating to any Originator and the Purchaser, unless otherwise defined or incorporated by reference herein, shall have the respective meanings given to them under GAAP.

          (c)  The meanings given to terms defined or incorporated by reference herein shall be equally applicable to both the singular and plural forms of such terms.

          (d)  Any reference herein to a Schedule or Exhibit to this Agreement shall be deemed to be a reference to such Schedule or Exhibit as it may be amended, modified or supplemented from time to time to the extent that such Schedule or Exhibit may be amended, modified or supplemented (or any term or provision of any Transaction Document may be amended that would have the effect of amending, modifying or supplementing information contained in such Schedule or Exhibit) in compliance with the terms of the Transaction Documents.

          (e)  Any reference in this Agreement to any representation, warranty or covenant "deemed" to have been made is intended to encompass only representations, warranties or covenants that are expressly stated to be repeated on or as of dates following the execution and delivery of this Agreement, and no such reference shall be interpreted as a reference to any implicit, inferred, tacit or otherwise unexpressed representation, warranty or covenant.

          (f)    The words "include", "includes" or "including" shall be interpreted as if followed, in each case, by the phrase "without limitation".

          (g)  Any reference herein to a provision of the Bankruptcy Code, Code, ERISA, 1940 Act or the UCC shall be deemed a reference to any successor provision thereto.

          (h)  As used herein and with respect to this Agreement only, (i) the term "Effective Date" shall mean October 21, 2002 and (ii) the term "New Originator Effective Date" shall mean such date, as determined by the New Originator and notified in writing to the Purchaser, the Trustee and the Funding Agent, on which the New Originator will commence to sell Receivables to the Purchaser in accordance with this Agreement.

2.    PURCHASE AND SALE OF RECEIVABLES

        2.01.    Purchase and Sale of Receivables.

          (a)  Subject to the terms and conditions of this Agreement (including Article III), each of the Existing Originators and, commencing on the New Originator Effective Date, the New Originator, shall each sell, transfer, assign, and convey, without recourse (except as expressly provided herein), to the Purchaser, all of its present and future right, title and interest in, to and under:

              (i)  Receivables originated by such Originator from time to time prior to but not including the date on which an Early Originator Termination occurs pursuant to and as indicated in the respective Originator Daily Report and delivered or transmitted electronically or by telecopier to the Purchaser on the applicable date of sale;

            (ii)  the Related Property;

            (iii)  all Collections in respect of the Receivables;

            (iv)  all rights (including rescission, replevin or reclamation) of such Originator relating to any Receivable or arising therefrom; and

            (v)  all proceeds of or payments in respect of any and all of the foregoing clauses (i) through (iv) (including Collections).

          Such property described in the foregoing clauses (i) through (v) shall be referred to collectively herein as the "Receivable Assets" and shall be considered to be assets that have been sold, transferred, assigned, set over and otherwise conveyed by the applicable Originator to the Purchaser upon the delivery to the Purchaser and acceptance by the Purchaser of the applicable Originator Daily Report (which Originator Daily Report shall not be signed by or on behalf of the Purchaser or any of the Originators provided that such Originator Daily Report shall be deemed accepted unless expressly rejected by the Purchaser in writing on the date of the delivery of the applicable Originator Daily Report to the Purchaser) (such date of acceptance hereinafter referred to as the "Sale Date").

          (b)  Each of the Originators and the Purchaser hereby acknowledge and agree that it is their mutual intent that (a) every transfer of Receivable Assets to the Purchaser hereunder shall be an absolute, unconditional, "true" conveyance and not a mere granting of a security interest to secure a loan to or from the Purchaser, (b) the Originators shall not retain any interest in the Receivable Assets after the sale thereof hereunder, and (c) the Receivables originated by each Originator shall not be part of such Originator's insolvency or bankruptcy estate in the event an insolvency or delinquency proceeding or a bankruptcy or other action shall be commenced or filed by or against such Originator under any insolvency or bankruptcy law. In the event, however, that notwithstanding such intent and agreement, such transfers are deemed by any relevant Governmental Authority for any reason whatsoever, whether for limited purposes or otherwise, to be a security interest granted to secure indebtedness of such Originator, such Originator shall be deemed to have granted to the Purchaser a first priority perfected security interest under Article 9 of the UCC in the applicable jurisdiction in all of its right, title and interest in, to and under, in each case, whether now owned or existing, or hereafter acquired or arising, and wherever located, the Receivables originated or purchased by such Originator and the other Receivable Assets related to such Receivables and this Agreement shall constitute a security agreement under applicable law, securing the repayment of the amounts paid hereunder, subject to the other terms and conditions of this Agreement, together with such other obligations or interests as may arise hereunder in favor of the parties hereto.

          (c)  In connection with any transfer, assignment, conveyance and sale pursuant to subsection 2.01(a), each Originator hereby agrees to record and file, or cause to be recorded and filed, at its own expense, financing statements or other similar filings (and continuation statements with respect to such financing statements or other similar filings when applicable), (i) with respect to the Receivables and (ii) with respect to any other Receivable Assets for which an assignment or the creation of a security interest (as defined in the applicable UCC or other similar applicable laws, legislation or statute) may be perfected under the applicable UCC or other applicable laws, legislation or statute by such filing, in each case meeting the requirements of applicable law in such manner and in such jurisdictions as are necessary to perfect and maintain the perfection of the transfer, assignment, conveyance and sale of such Receivables and any other Receivable Assets related to such Receivables to the Purchaser, and to deliver to the Purchaser (a) on or prior to the Effective Date a photocopy, certified by a Responsible Officer of such Originator to be a true and correct copy, of each such financing statement or other filing to be made on or prior to the Effective Date and (b) within ten (10) days after the Effective Date a file-stamped copy or certified statement of such financing statement (or the similar filing) or other evidence of such filing.

          (d)  In connection with the transfer, assignment, conveyance and sale pursuant to subsection 2.01(a), each Originator agrees at its own expense, with respect to the Receivables, that it will, as agent of the Purchaser, (A) (i) on the Effective Date and thereafter, identify on its extraction records relating to Receivables from its master database of receivables, that the Receivables and all other Receivable Assets related thereto have been transferred, assigned, conveyed and sold to the Purchaser in accordance with this Agreement and (ii) acknowledge, deliver or transmit or cause to be delivered or transmitted to the Company and Master Servicer an Originator Daily Report containing at least the information specified in Schedule 1 hereto as to all such Receivables, as of the applicable date of sale and (B) to (i) on the Effective Date and thereafter, to identify on it extraction records relating to Receivables from its master database of receivables, that all such Receivables and all other Receivable Assets related thereto have been transferred, assigned, conveyed and sold to the Purchaser in accordance with this Agreement and (ii) acknowledge, deliver or transmit or cause to be delivered or transmitted to the Purchaser and the Master Servicer an Originator Daily Report containing at least the information specified in Schedule 1 hereto as to all such Receivables, as of the applicable date of sale.

          (e)  All Receivables purchased by the Purchaser hereunder shall be without recourse to, or any representation or warranty of any kind (express or implied) by, the Originators except as otherwise specifically provided herein. The foregoing sale, assignment, transfer and conveyance does not constitute and is not intended to result in the creation or assumption by the Originators of any obligation of the Originators or any other person in connection with the Receivables or any agreement or instrument relating thereto, including any obligation any Obligor.

        2.02.    Purchase Price.    The aggregate purchase price payable by the Purchaser to an Originator (the "Originator Purchase Price") for Receivables and other Receivable Assets on any Seller Payment Date under this Agreement shall be equal to the product of (i) the aggregate outstanding Principal Amount of Eligible Receivables as set forth in the applicable Originator Daily Report and (ii) one (1) minus the Discounted Percentage.

        2.03.    Payment of Purchase Price.    Purchaser shall pay the Originator Purchase Price for each Receivable and other Receivable Assets (net of the deductions referred to in Section 2.03(b)) on each date of sale related to such purchased Receivable (each such day, an "Originator Payment Date").

          (a)  The Originator Purchase Price (net of the deductions referred to in Section 2.03(b)) shall be paid by Purchaser to the applicable Originator or to such accounts or such Persons as the applicable Originator may direct in writing (which direction may consist of standing instructions provided by the applicable Originator that shall remain in effect until changed by the applicable Originator in writing), on each Originator Payment Date.

          (b)  The Purchaser shall deduct from the Originator Purchase Price otherwise payable to the Originator on any Originator Payment Date, any Originator Dilution Adjustment Payments, Originator Adjustment Payments or Originator Indemnification Payments pursuant to Section 2.05, 2.06(a) or 2.06(b), respectively.

          (c)  All cash payments under this Agreement shall be made not later than 3:30 p.m. London time on the date specified therefor in same day funds.

          (d)  Whenever any payment to be made under this Agreement shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day.

        2.04.    No Repurchase.    Subject to Section 2.06, the Originators shall not have any right or obligation under this Agreement, by implication or otherwise, to repurchase from the Purchaser any Receivables or other Receivable Assets related to such Receivables or to rescind or otherwise retroactively effect any purchase of any such Receivables or other Receivable Assets related to such Receivables after the date of sale relating thereto; provided that the foregoing shall not be interpreted to limit the right of the Purchaser to receive an Originator Dilution Adjustment Payment, an Originator Adjustment Payment or an Originator Indemnification Payment.

        2.05.    Rebates, Adjustments, Returns, Reductions and Modifications.    From time to time the Originators may make a Dilution Adjustment to a Receivable in accordance with this Section 2.05 and Section 6.02; provided that if an Originator cancels an invoice related to such Receivable, either (i) such invoice must be replaced, or caused to be replaced, by such Originator with an invoice relating to the same transaction of equal or greater Principal Amount on the same Business Day that such cancellation was made, (ii) such invoice must be replaced, or caused to be replaced, by such Originator with an invoice relating to the same transaction of a lesser Principal Amount on the same Business Day that such cancellation was made and such Originator must make an Originator Dilution Adjustment Payment, to the Purchaser, in an amount equal to the difference between such cancelled and replacement invoices or (iii) such Originator must make an Originator Dilution Adjustment Payment, to the Purchaser in an amount equal to the full value of such cancelled invoice pursuant to this Section 2.05. The Originators agree to pay to the Purchaser, on the Sale Date immediately succeeding the date any Dilution Adjustment is granted or made pursuant hereto, the amount of any such Dilution Adjustment (an "Originator Dilution Adjustment Payment"). The amount of any Dilution Adjustment shall be set forth in the first Originator Daily Report prepared after the date on which such Dilution Adjustment was granted or made.

        2.06.    Payments in Respect of Ineligible Receivables and Originator Indemnification Payments.

          (a)    Adjustment Payment Obligation.    In the event of a breach of any of the representations and warranties contained in Sections 4.02(a), 4.02(b), 4.02(c), 4.02(d) or 4.02(f) in respect of any Receivable sold hereunder or if the Purchaser's interest in any Receivable is not a full legal and beneficial ownership, the respective Originator shall, within 30 days of the earlier of its knowledge or receipt of written notice of such breach or defect from the Purchaser, remedy the matter giving rise to such breach of representation or warranty if such matter is capable of being remedied. If such matter is not capable of being remedied or is not so remedied within said period of 30 days, such Originator upon request of the Purchaser shall repurchase the relevant Receivable from the Purchaser at a repurchase price (without duplication of any Originator Dilution Adjustment Payments made pursuant to Section 2.05 hereof), equal to the original Principal Amount of such Receivable less Collections received by the Purchaser in respect of such Receivable (the "Originator Adjustment Payment"), which payment shall be in the same currency as such Receivable. Upon the payment of an Originator Adjustment Payment hereunder, the Purchaser shall automatically agree to pay to such Originator all Collections received subsequent to such repurchase with respect to such repurchased Receivable. The parties agree that if there is a breach of any of the representations and warranties of any Originator contained in Section 4.02(a), 4.02(b) or 4.02(c) in respect of or concerning any Receivable, the respective Originator's obligation to pay the Originator Adjustment Payment under this Section 2.06 is a reasonable pre-estimate of loss and not a penalty (and neither the Purchaser nor any other person or entity having an interest in this Agreement through the Purchaser shall be entitled to any other remedies as a consequence of any such breach).

          (b)    Special Indemnification.    In addition to its obligations under Section 8.02 hereunder, each Originator agrees to pay, indemnify and hold harmless (without duplication of any Originator Dilution Adjustment Payments made pursuant to Section 2.05 hereof) the Purchaser from any loss, liability, expense, damage or injury which may at any time be imposed on, incurred by or asserted against the Purchaser in any way relating to or arising out of (i) any Receivable becoming subject to any defense, dispute, offset or counterclaim of any kind (other than as expressly permitted by this Agreement or the Pooling Agreement or any Supplement) or (ii) such Originator breaching any covenant contained herein with respect to any Receivable (each of the foregoing events or circumstances being an "Originator Indemnification Event", and such Receivable (or a portion thereof) ceasing to be an Eligible Receivable on the date on which such Originator Indemnification Event occurs. The amount of such indemnification shall be equal to the original Principal Amount of such Receivable less Collections received by the Purchaser in respect of such Receivable (the "Originator Indemnification Payment"). Such payment shall be made on or prior to the 10th Business Day after the day the Purchaser requests such payment or such Originator obtains knowledge thereof unless such Originator Indemnification Event shall have been cured on or before such 10th Business Day; provided, however, that in the event that (x) an Originator Termination Event with respect to an Originator has occurred and is continuing or (y) the Purchaser shall be required to make a payment with respect to such Receivable pursuant to Section 2.05 of the Pooling Agreement and the Purchaser has insufficient funds to make such a payment, such Originator shall make such payment immediately. The Purchaser shall have no further remedy against such Originator in respect of such an Originator Indemnification Event unless such Originator fails to make an Originator Indemnification Payment on or prior to such 10th Business Day or on such earlier day in accordance with the proviso set forth in this subsection 2.06(b). Upon an Originator Indemnification Payment, the Purchaser shall automatically agree to pay to such Originator all Collections received subsequent to such payment with respect to the Receivable in respect of which an Originator Indemnification Payment is made.

          (c)  The Originators shall from time to time on demand pay to the Purchaser an amount equal to the amount (if any) of funds required to be paid or deposited by the Purchaser in respect of Stamp Duty pursuant to Sections 2.07(q) through 2.07(t) of the Pooling Agreement.

        2.07.    Certain Charges.    Each Originator and the Purchaser hereby agree that late charge revenue, reversals of discounts, other fees and charges and other similar items, whenever created, accrued in respect of Receivables shall be the property of the Purchaser notwithstanding the occurrence of an Early Originator Termination and all Collections with respect thereto shall continue to be allocated and treated as Collections in respect of the Receivables transferred, conveyed, assigned and sold to the Purchaser pursuant to subsection 2.01(a) hereof.

        2.08.    Certain Allocations.    Each Originator, as Local Servicer, hereby agrees that if such Originator can attribute a Collection to a specific Obligor and a specific Receivable, then such Collection shall be applied to pay such Receivable of such Obligor; provided, however, that if such Originator cannot attribute a Collection to a specific Receivable, then such Collection shall be applied to pay the Receivables of such Obligor in the order of maturity of such Receivables, beginning with the Receivable that has been outstanding the longest and ending with the Receivable that has been outstanding the shortest.

3.    CONDITIONS TO SALES

        3.01.    Conditions Precedent to the Purchaser's Purchase of Receivables on the Effective Date.    The obligation of the Purchaser to purchase Receivables and the other Receivable Assets related to such Receivables on the Effective Date is subject to the satisfaction of the following conditions precedent which shall have been satisfied, on or prior to the Effective Date:

          (a)  the Purchaser shall have received copies of duly adopted resolutions (or, if applicable, a unanimous consent) of the Board of Directors or the members, as the case may be of the Originators, as in effect on such Effective Date, authorizing the execution of this Agreement and the consummation of the Transactions pursuant to the Transaction Documents;

          (b)  the Purchaser shall have received copies of a Certificate of Good Standing for each Originator issued by the Secretary of State of such Originator's state of incorporation or formation;

          (c)  the Purchaser shall have received copies of a certificate of a Responsible Officer of each Originator certifying (i) the names and signatures of the officers authorized on its behalf to execute this Agreement and the other Transaction Documents to which it is a party and any other documents to be delivered by it hereunder or thereunder, (ii) that attached thereto is a true, correct, and complete copy of such Originator's certificate of incorporation or formation, as the case may be and by-laws, and (iii) that attached thereto is a true correct and complete copy of the document referred to in clause (a) above and (iv) that attached thereto is a true, correct and complete copy of the document referred to in clause (b) above;

          (d)  the Purchaser shall have received copies of fully executed counterparts of this Agreement and each other Transaction Document;

          (e)  the Purchaser shall have received copies of legal opinions, in each case, dated the Effective Date and addressed to:

              (i)  the Rating Agencies, the Funding Agent, the Purchaser and the Trustee from Counsel to each Originator in form and substance satisfactory to the Trustee and the Funding Agent; and

            (ii)  Intentionally Omitted;

          (f)    Intentionally Omitted;

          (g)  the Purchaser shall have received, to the extent in writing, the Policies of the Originators;

          (h)  the Purchaser shall have received copies of proper financing statements (Form UCC-1), which will be filed on or prior to the Effective Date naming each Originator as the debtor in favor of, in each case, the Purchaser as the secured party or other similar instruments or documents as may be necessary or in the reasonable opinion of the Purchaser desirable under the UCC of all appropriate jurisdictions to perfect the Purchaser's ownership interest in all Receivables and other Receivable Assets sold hereunder;

          (i)    the Purchaser shall have received certified copies of requests for information or copies (or a similar search report certified by parties acceptable to the Trustee and the Funding Agent) dated a date reasonably near the Effective Date listing all effective financing statements or charges which name any Originator (under its present name and any previous name) as debtor and which are filed in jurisdictions in which the filings were made pursuant to clause (h) above, together with copies of such financing statements (none of which shall cover any Receivables or Receivable Assets);

          (j)    the Purchaser shall have received a solvency certificate delivered by each Originator with respect to such Originator's solvency in the form of Schedule 2 hereto;

          (k)  Intentionally Omitted; and

          (l)    the Purchaser shall have received such other approvals, opinions or documents as the Purchaser may reasonably request.

        3.02.    Conditions Precedent to Purchase of Receivables.    The obligation of the Purchaser to purchase Receivables and other Receivable Assets on each Sale Date (including, in the case of the Existing Originators, the Effective Date and, in the case of the New Originators, the New Originator Effective Date) is subject to the satisfaction of the following conditions precedent, that, on and as of the related Originator Date, the following statements shall be true with respect to the Receivables originated by such Originator (and the delivery by such Originator of the Originator Daily Report for such Receivable on such Sale Date shall constitute a representation and warranty by such Originator that on such Sale Date the statements in clauses (a) and (b) below are true with respect to the Receivables originated by such Originator):

          (a)  the representations and warranties of such Originator contained in Sections 4.01 shall be true and correct on and as of such Sale Date as though made on and as of such date, except insofar as such representations and warranties are expressly made only as of another date (in which case they shall be true and correct as of such other date);

          (b)  after giving effect to such sale, no Originator Termination Event or Potential Originator Termination Event with respect to such Originator shall have occurred and be continuing;

          (c)  such Originator shall have delivered or transmitted via telecopy to the Purchaser, with respect to the Receivables, an Originator Daily Report with respect to Receivables sold by it to the Purchaser and originated by it, reasonably acceptable to the Purchaser and the Funding Agent showing, as of such Sale Date, at least the information specified in Schedule 1 as to the Receivables to be sold, assigned, transferred and conveyed on such Sale Date;

          (d)  since the Effective Date, no material adverse change has occurred in the overall rate of collection of the Receivables; and

          (e)  the Purchaser shall have received such other approvals, opinions or documents as the Purchaser may reasonably request;

provided, however, that the failure of such Originator to satisfy any of the foregoing conditions shall not prevent such Originator from subsequently contributing Receivables originated by it, or purchased by it pursuant to a Receivables Purchase Agreement, upon satisfaction of all such conditions.

        3.03.    Conditions Precedent to the Originators' Obligations on the Effective Date.    The obligations of the Originators on the Effective Date shall be subject to the conditions precedent, which may be waived by the Originators, that the Originators shall have received on or before the Effective Date the following, each dated the Effective Date and in form and substance satisfactory to the Originators:

          (a)  a Certificate of Good Standing for the Purchaser issued by the Secretary of State of Delaware, and certificates of qualification as a foreign limited liability company issued by the Secretaries of State or other similar officials of each jurisdiction where such qualification is material to the transactions contemplated by this Agreement and the other Transaction Documents; and

          (b)  a certificate of a Responsible Officer of the Purchaser certifying (i) the names and signatures of the managers authorized on its behalf to execute this Agreement and the other Transaction Documents to which it is a party and any other documents to be delivered by it hereunder or thereunder, (ii) that attached thereto is a true, correct and complete copy of the Purchaser's Certificate of Formation and Limited Liability Company Agreement, and (iii) that attached thereto is a true correct and complete copy of duly adopted resolutions of the managers of the Purchaser, authorizing the execution of this Agreement and the consummation of the Transactions pursuant to the Transaction Documents.

4.    REPRESENTATIONS AND WARRANTIES

        4.01.    Representations and Warranties of the Originators.    Each Originator represents and warrants to the Purchaser as of the Effective Date that:

          (a)    Organization; Powers.    It (i) is an entity duly incorporated or formed, as the case may be, validly existing and in good standing under the laws of its respective jurisdiction, (ii) has all requisite power and authority to own its property and assets and to carry on its business as now conducted and as proposed to be conducted, (iii) is qualified to do business in, and is in good standing in, every jurisdiction where the nature of its business so requires, except where the failure so to qualify could not reasonably be expected to result in a Material Adverse Effect with respect to it and (iv) has the limited liability company power and authority to execute, deliver and perform its obligations under this Agreement and each of the other Transaction Documents to which it is a party and each other agreement or instrument contemplated hereby or thereby to which it is or will be a party.

          (b)    Authorization.    The execution, delivery and performance by each Originator of each of the Transaction Documents to which it is a party and the performance of the Transactions (i) have been duly authorized by all requisite company and, if applicable and required, member action and (ii) will not (A) violate (1) any Requirement of Law applicable to it or (2) any provision of any Transaction Document or other material Contractual Obligation to which it is a party or by which it or any of its property is or may be bound, (B) be in conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under, or give rise to any right to accelerate or to require the prepayment, repurchase or redemption of any obligation under any Transaction Document or any other material Contractual Obligation to which it is a party or by which it or any of its property is or may be bound except where any such conflict, violation, breach or default referred to in clause (A) or (B), individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect with respect to it or (C) result in the creation or imposition of any Lien upon the Receivables (other than Permitted Liens and any Lien created under the Transaction Documents or contemplated or permitted thereby).

          (c)    Enforceability.    This Agreement and each of the other Transaction Documents to which it is a party have been duly executed and delivered by each Originator and constitutes a legal, valid and binding obligation of each Originator enforceable against each Originator in accordance with its respective terms, subject (a) to applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the enforcement of creditors' rights generally, from time to time in effect and (b) to general principles of equity.

          (d)    Governmental Approvals.    No action, consent or approval of, registration or filing with or any other action by any Governmental Authority is or will be required in connection with the execution and delivery of this Agreement or the consummation of the Transactions contemplated hereby, except for (i) the filing of UCC financing statements (or other similar filings) in any applicable jurisdictions necessary to perfect the Purchaser's ownership interest in the Receivables pursuant to subsection 3.01(h) , (ii) such as have been made or obtained and are in full force and effect and (iii) such actions, consents, approvals and filings the failure of which to obtain or make could not reasonably be expected to result in a Material Adverse Effect with respect to it.

          (e)    Litigation; Compliance with Laws.

              (i)  There are no actions, suits or proceedings at law or in equity or by or before any Governmental Authority now pending or, to the knowledge of such Originator, threatened against such Originator in respect of which there exists a reasonable possibility of an outcome that would result in a Material Adverse Effect with respect to it; and

            (ii)  Neither it nor any Originator is in default with respect to any judgment, writ, injunction, decree or order of any Governmental Authority, where such violation or default could reasonably be expected to result in a Material Adverse Effect with respect to it.

          (f)    Agreements.

              (i)  It is not a party to any agreement or instrument or subject to any corporate restriction that has resulted or could reasonably be expected to result in a Material Adverse Effect with respect to it; and

            (ii)  It is not in default in any manner under any provision of any Contractual Obligation to which it is a party or by which it or any of its properties or assets are bound, where such default could reasonably be expected to result in a Material Adverse Effect with respect to it.

          (g)    Federal Reserve Regulations.    It is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose of buying or carrying Margin Stock.

          (h)    Investment Company Act.    It is not an "investment company" as defined in, or subject to regulation under, the 1940 Act or any successor statute thereto.

          (i)    Tax Returns.    It has filed or caused to be filed all material tax returns and has paid or caused to be paid or made adequate provision for all taxes due and payable by it and all assessments received by it except to the extent that nonpayment (i) is being contested in good faith or (ii) could not reasonably be expected to result in a Material Adverse Effect with respect to it.

          (j)    ERISA Matters.

              (i)  it and each of its ERISA Affiliates is in compliance in all material respects with the applicable provisions of ERISA and the regulations and published interpretations thereunder with respect to any Plan of such Originator or any of its ERISA Affiliates, except for such noncompliance which could not reasonably be expected to result in a Material Adverse Effect with respect to it;

            (ii)  No Reportable Event has occurred as to which such Originator or any of its ERISA Affiliates was required to file a report with the PBGC, other than reports for which the 30-day notice requirement is waived, reports that have been filed and reports the failure of which to file would not reasonably be expected to result in a Material Adverse Effect with respect to it;

            (iii)  as of the Effective Date, the present value of all benefit liabilities under each Plan of such Originator or any of its ERISA Affiliates (on an ongoing basis and based on those assumptions used to fund such Plan) did not, as of the last valuation report applicable thereto, exceed the value of the assets of such Plan;

            (iv)  Neither it nor any of its ERISA Affiliates has incurred any Withdrawal Liability that could reasonably be expected to result in a Material Adverse Effect with respect to it; and

            (v)  Neither it nor any of its ERISA Affiliates has received any notification that any Multiemployer Plan is in reorganization or has been terminated within the meaning of Title IV of ERISA, or that a reorganization or termination has resulted or could reasonably be expected to result, through increases in the contributions required to be made to such Plan or otherwise, in a Material Adverse Effect with respect to it.

          (k)    Accounting Treatment.    Except to the extent otherwise required by law, no Originator will prepare any financial statements that shall account for the transactions contemplated hereby, nor will it in any other respect account for the transactions contemplated hereby, in a manner that is inconsistent with the Purchaser's ownership interest in the Receivables and the other Receivable Assets related thereto. Each Originator intends to treat the sale and conveyance of the Receivables sold hereunder to the Purchaser as a sale of such Receivables for all tax, accounting and regulatory purposes.

          (l)    Stamp Duty Group.    Each member of the Stamp Duty Group is associated within the meaning of Section 42 United Kingdom Finance Act 1930 (as amended) with each other member of the Stamp Duty Group.

          (m)    Chief Executive Office.    The offices at which each Originator keeps its records concerning the Receivables either (x) are located as set forth on Schedule 3 hereto or (y) are in locations as to which each Originator has notified the Purchaser of the location thereof in accordance with Section 5.06. The chief executive office of each Originator is set forth on Schedule 4 and is the place where the Originator is "located" for the purposes of Section 9-103(3)(d) of the applicable UCC that governs the perfection of the ownership interest of the Purchaser in the Receivables sold hereunder, and there have been no other such locations during the four months preceding the date of this Agreement.

          (n)    Bulk Sales Act.    No transaction contemplated hereby with respect to any Originator requires compliance with, or will be subject to avoidance under, any bulk sales act or similar law in the United States.

          (o)    Names.    The legal name of each Originator is as set forth in this Agreement. No Originator has trade names, fictitious names, assumed names or "doing business as" names except as set forth on Schedule 5.

          (p)    Solvency.    No Insolvency Event with respect to any Originator has occurred and the sale, assignment, conveyance and transfer of the Receivables by each Originator to the Purchaser has not been made in contemplation of the occurrence thereof. Both prior to and after giving effect to the transactions occurring on the Effective Date and after giving effect to each subsequent transaction contemplated hereunder, (i) the fair value of the assets of each Originator, taken individually at a fair valuation, will exceed the debts and liabilities, subordinated, contingent or otherwise, of each Originator, as applicable; (ii) the present fair saleable value of the property of each Originator, taken individually and not on a consolidated basis, will be greater than the amount that will be required to pay the probable liability of each Originator, as applicable, on its debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (iii) each Originator will be able to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (iv) each Originator will not have unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted. For all purposes of clauses (i) through (iv) above, the amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability. No Originator intends to, nor does it believe that it will incur debts beyond its ability to pay such debts as they mature, taking into account the timing of and amounts of cash to be received by each Originator and the timing of the amounts of cash to be payable on or in respect of its Indebtedness.

          (q)    No Originator Termination Event.    As of the Effective Date, no Potential Originator Termination Event or Originator Termination Event with respect to any Originator has occurred and is continuing.

          (r)    No Program Termination Event.    As of the Effective Date, no Potential Program Termination Event or Program Termination Event shall have occurred and be continuing.

          (s)    No Fraudulent Transfer.    It is not entering into this Agreement with the actual or constructive intent to hinder, delay, or defraud its present or future creditors and is receiving reasonably equivalent value and fair consideration for the Receivables being sold hereunder.

          (t)    Collection Procedures.    It has in place the Policies and has not acted in contravention of any such Policies with respect to the Receivables.

          (u)    No Early Amortization Event.    No Early Amortization Event or Potential Early Amortization Event has occurred and is continuing.

          (v)    No Material Adverse Effect.    Since the Effective Date, no event has occurred which has had a Material Adverse Effect with respect to it.

        The representations and warranties as of the date made set forth in this Section 4.01 shall survive the transfer, assignment, conveyance and sale of the Receivables and the other Receivable Assets to the Purchaser. Upon discovery by a Responsible Officer of the Purchaser or the Master Servicer or by a Responsible Officer of an Originator of a breach of any of the foregoing representations and warranties, the party discovering such breach shall give prompt written notice to the other parties.

        4.02.    Representations and Warranties of the Originators Relating to the Receivables.    Each Originator hereby represents and warrants to the Purchaser on each Sale Date with respect to the Receivables originated by it, being sold, transferred, assigned and conveyed to the Purchaser as of such date:

          (a)    Receivables Description.    The Originator Daily Report delivered or transmitted pursuant to subsection 2.01(a) sets forth in all material respects an accurate and complete listing of all Receivables related thereto aggregated by Obligor, to be sold, transferred, assigned and conveyed to the Purchaser on such Sale Date and the information contained therein in accordance with Schedule 1 with respect to each such Receivable is true and correct as of such date.

          (b)    No Liens.    Each Receivable existing on the Effective Date or, in the case of Receivables sold, transferred, assigned and conveyed to the Purchaser after the Effective Date, on the date that each such Receivable shall have been sold, transferred, assigned and conveyed to the Purchaser, has been sold, transferred, assigned and conveyed to the Purchaser free and clear of any Liens, except for Permitted Liens and Trustee Liens.

          (c)    Eligible Receivable.    On the Effective Date, each Receivable that is represented to be an Eligible Receivable on such date on the Originator Daily Reports is an Eligible Receivable on the Effective Date and, in the case of Receivables sold, transferred, assigned and conveyed to the Purchaser after the Effective Date, each such Receivable that is represented to be an Eligible Receivable sold, transferred, assigned and conveyed to the Purchaser on such Sale Date is an Eligible Receivable on such Sale Date.

          (d)    Filings.    All filings and other acts (including but not limited to notifying related Obligors of the assignment of a Receivable) necessary or advisable under the UCC or under other applicable laws of jurisdictions outside the United States (to the extent applicable) shall have been made or performed in order to grant the Purchaser on the applicable Sale Date a full legal and beneficial ownership interest in respect of such Receivables then existing or thereafter arising free and clear of any Liens (except for Permitted Liens and Trustee Liens).

          (e)    Policies.    Since the Effective Date, there have been no material changes in the Policies, other than as permitted hereunder.

          (f)    True Sale.    Title to each Receivable sold, assigned, conveyed and transferred hereunder will be vested in the Purchaser as described in clauses (b) and (d) above, and such Receivables will not form part of the estate of any Originator upon a bankruptcy of such Originator.

        The representations and warranties as of the date made set forth in this Section 4.02 shall survive the sale, transfer, assignment and conveyance of the Receivables and other Receivable Assets to the Purchaser. Upon discovery by a Responsible Officer of the Purchaser or the Master Servicer or a Responsible Officer of an Originator of a breach of any of the representations and warranties (or of any Receivable encompassed by the representation and warranty in subsection 4.02(c) not being an Eligible Receivable as of the relevant Sale Date), the party discovering such breach shall give prompt written notice to the other parties.

        4.03.    Representations and Warranties of the Purchaser.    The Purchaser represents and warrants as to itself as follows:

          (a)    Organization; Powers.    The Purchaser (i) is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware, (ii) has all requisite power and authority to own its property and assets and to carry on its business as now conducted and as proposed to be conducted, (iii) is qualified to do business in, and is in good standing in, each jurisdiction where the nature of its business so requires, except where the failure so to qualify would not have a Material Adverse Effect with respect to it and (iv) has the limited liability company power and authority to execute, deliver and perform its obligations under this Agreement and each of the other Transaction Documents to which it is a party and each other agreement or instrument contemplated hereby or thereby to which it is or will be a party.

          (b)    Authorization.    The execution, delivery and performance by the Purchaser of each of the Transaction Documents to which it is a party and the performance of the Transactions (i) have been duly authorized by all requisite company and, if applicable and required, member action and (ii) will not (A) violate (1) any Requirement of Law or (2) any provision of any Transaction Document or any other material Contractual Obligation to which the Purchaser is a party or by which it or any of its property is or may be bound, (B) be in conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under, or give rise to any right to accelerate or to require the prepayment, repurchase or redemption of any obligation under any Transaction Document or any other material Contractual Obligation to which it is a party or by which it or any of its properties is or may be bound, except where any such conflict, violation, breach or default referred to in clauses (A) or (B), individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect with respect to it or (C) result in the creation or imposition of any Lien upon the Receivables (other than Permitted Liens or Trustee Liens).

          (c)    Enforceability.    This Agreement and each other Transaction Document to which it is a party have been duly executed and delivered by the Purchaser and constitutes, a legal, valid and binding obligation of the Purchaser enforceable against the Purchaser in accordance with its respective terms, subject (a) to applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the enforcement of creditors' rights generally, from time to time in effect and (b) to general principles of equity.

          (d)    Accounting Treatment.    Except to the extent otherwise required by law, the Purchaser will not prepare any financial statements that shall account for the transactions contemplated hereby, nor will it in any other respect account for the transactions contemplated hereby, in a manner that is inconsistent with the Purchaser's ownership interest in the Receivables.

5.    AFFIRMATIVE COVENANTS

        Each Originator hereby agrees that, in the case of the Existing Originators, commencing on the Effective Date, and in the case of the New Originator, commencing on the New Originator Effective Date, and in each case so long as there are any amounts outstanding with respect to Receivables or until an Early Originator Termination, whichever is later, such Originator shall:

        5.01.    Financial Statements, Reports, etc.:

          (a)  Furnish to the Purchaser, within 150 days after the end of each fiscal year, the balance sheet and related statements of income, members' equity and cash flows showing the financial condition of such Originator as of the close of such fiscal year and the results of its operations during such year, all audited by such Originator's Independent Public Accountants and accompanied by an opinion of such accountants (which shall not be qualified in any material respect) to the effect that such financial statements fairly present in all material respects the financial condition and results of operations of such Originator in accordance with GAAP consistently applied;

          (b)  Furnish to the Purchaser, within 60 days after the end of each of the first three fiscal quarters of each fiscal year, such Originator's unaudited balance sheet and related statements of income, members' equity and cash flows for the period from the beginning of such fiscal year to the end of such quarter, all certified by a Responsible Officer of such Originator;

          (c)  Furnish to the Purchaser, together with the financial statements required pursuant to clauses (i) and (ii) above, a compliance certificate signed by a Responsible Officer of such Originator stating that (x) the attached financial statements have been prepared in accordance with GAAP and accurately reflect the financial condition of such Originator and (y) to the best of such Responsible Officer's knowledge, no Early Amortization Event or Potential Early Amortization Event exists, or if any Early Amortization Event or Potential Early Amortization Event exists, stating the nature and status thereof;

          (d)  Furnish to the Purchaser copies of all financial statements, financial reports and proxy statements so furnished;

          (e)  Furnish to the Purchaser, promptly, all information, documents, records, reports, certificates, opinions and notices requested in connection with the execution and delivery of any Receivables Purchase Agreement; and

          (f)    Furnish to the Purchaser, promptly, from time to time, such historical information, including aging and liquidation schedules, in form and substance satisfactory to the Funding Agent and the Rating Agencies, as the Purchaser may reasonably request; and

          (g)  Furnish to the Purchaser, promptly, from time to time, such other information regarding the operations, business affairs and financial condition of such Originator, or compliance with the terms of any Transaction Document, in each case as the Purchaser may reasonably request.

        5.02.    Compliance with Law and Policies.

          (a)  Comply with all Requirements of Law and material Contractual Obligations to which it is subject and which are applicable to it except to the extent that non-compliance would not reasonably be likely to result in a Material Adverse Effect with respect to it.

          (b)  Perform its obligations in accordance with the Policies, as amended from time to time in accordance with the Transaction Documents, in regard to the Receivables and the other Receivable Assets.

        5.03.    Preservation of Corporate Existence.    (i) Preserve and maintain its business existence, rights and privileges, if any, in the jurisdiction of its organization and (ii) qualify and remain qualified in good standing as a foreign company in each jurisdiction where the nature of its business so requires, except where the failure so to qualify would not, individually or in the aggregate with other such failures, have a Material Adverse Effect with respect to it.

        5.04.    Inspection of Property; Books and Records; Discussions.    Keep proper books of records and account in which entries in conformity with GAAP shall be made of all dealings and transactions in relation to its business and activities; and permit representatives of the Purchaser upon reasonable advance notice to visit and inspect any of its properties and examine and make abstracts from any of its books and records during normal business hours on any Local Business Day and as often as may reasonably be requested, subject to such Originator's security and confidentiality requirements and to discuss the business, operations, properties and financial condition of such Originator with officers and employees of such Originator and with its Independent Public Accountants.

        5.05.    Location of Records.    Keep its chief executive office, and the offices where it keeps the records concerning the Receivables and the other Receivable Assets relating thereto (and all original documents relating thereto), at the locations referred to for it on Schedule 3 and Schedule 4 hereto or upon 60 days' prior written notice to the Purchaser, at such other locations in a jurisdiction where all action required by Section 5.16 shall have been taken and completed and be in full force and effect.

        5.06.    Computer Files and other Documents.    At its own cost and expense, retain the ledger used by it as a master record of the Obligors and retain copies of all documents relating to each Obligor as custodian and agent for the Purchaser and other Persons with interests in the Receivables originated by it, as well as retain all Originator Documents.

        5.07.    Obligations.    Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its obligations of whatever nature (including, without limitation, all taxes, assessments, levies and other governmental charges imposed on it), except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of such Originator. Defend the right, title and interest of the Purchaser in, to and under the Receivables and the other Receivable Assets related thereto, whether now existing or hereafter created, against all claims of third parties claiming through such Originator. Each Originator will duly fulfill all obligations on its part to be fulfilled under or in connection with each Receivable and will do nothing to materially impair the rights of the Purchaser in such Receivable.

        5.08.    Collections.    Instruct each Obligor to make payments in respect of its Receivables to the Collection Account and to comply in all material respects with procedures with respect to Collections reasonably specified from time to time by the Purchaser. In the event that any payments in respect of any such Receivables are made directly to an Originator (including, without limitation, any employees thereof or independent contractors employed thereby), such Originator shall within one (1) Local Business Day of receipt thereof, deliver or deposit such amounts to the Collection Account and, prior to forwarding such amounts, such Originator shall hold such payments in trust for the account and benefit of the Purchaser.

        5.09.    Furnishing Copies, Etc.    Furnish to the Purchaser (subject to Section 8.15 hereof):

          (a)  within five (5) Local Business Days of the Purchaser's request, a certificate of a Responsible Officer of such Originator, certifying, as of the date thereof, to the knowledge of such officer, that no Originator Termination Event has occurred and is continuing or if one has so occurred, specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto;

          (b)  promptly after a Responsible Officer of such Originator obtains knowledge of the occurrence of any Originator Termination Event or Potential Originator Termination Event, written notice thereof;

          (c)  promptly following request therefor, such other information, documents, records or reports regarding or with respect to the Receivables of such Originator, as the Purchaser may from time to time reasonably request; and

          (d)  promptly upon determining that any Receivable originated by it designated as an Eligible Receivable on the Originator Daily Report or Monthly Settlement Report was not an Eligible Receivable as of the date provided therefor, written notice of such determination.

        5.10.    Responsibilities of the Originator as Local Servicer.    Notwithstanding anything herein to the contrary, (i) each Originator, while acting as Local Servicer, shall perform or cause to be performed all of its obligations under the Policies related to the Receivables to the same extent as if such Receivables had not been sold, assigned, transferred and conveyed to the Purchaser hereunder, (ii) the exercise by the Purchaser of any of its rights hereunder shall not relieve any Originator of its obligations with respect to such Receivables and (iii) except as provided by law, the Purchaser shall not have any obligation or liability with respect to any Receivables, nor shall the Purchaser be obligated to perform any of the obligations or duties of any Originator.

        5.11.    Assessments.    Pay before the same become delinquent and discharge all taxes, assessments, levies and other governmental charges imposed on it except such taxes, assessments, levies and governmental charges which are being contested in good faith and for which such Originator has set aside on its books adequate reserves.

        5.12.    Purchase of Receivables.    Purchase Receivables solely in accordance with the Receivables Purchase Agreements or this Agreement.

        5.13.    Notices.    Promptly give written notice to the Trustee, each Rating Agency, the Purchaser and each Funding Agent for any Outstanding Series of the occurrence of any Liens on Receivables (other than Permitted Liens), Early Amortization Event or Potential Early Amortization Event, including the statement of a Responsible Officer of such Originator setting forth the details of such Early Amortization Event or Potential Early Amortization Event and the action taken, or which such Originator proposes to take, with respect thereto;

        5.14.    Bankruptcy.    Cooperate with the Purchaser, the Company, the Funding Agent and Trustee in making any amendments to the Transaction Documents and take, or refrain from taking, as the case may be, all other actions deemed reasonably necessary by the Funding Agent and/or Trustee in order to comply with the structured finance statutory exemption set forth in legislative amendments to the U.S. Bankruptcy Code at or any time after such amendments are enacted into law; provided, however, that it shall not be required to make any amendment or to take, or omit from taking, as the case may be, any action which it reasonably believes would have the effect of materially changing the economic substance of the transaction contemplated by the Transaction Documents on the Effective Date.

        5.15.    Further Action.    In addition to the foregoing:

          (a)  Each Originator agrees that from time to time, at its expense, it will promptly execute and deliver all further instruments and documents, and take all further action (including but not limited to notifying the related Obligors to the extent necessary to perfect the ownership interest of the Purchaser in the Receivables) that may be necessary in such Originator's reasonable judgment or that the Purchaser may reasonably request, in order to protect the Purchaser's right, title and interest in the Receivables, or to enable the Purchaser to exercise or enforce any of its rights in respect thereof. Without limiting the generality of the foregoing, each Originator will, upon the request of the Purchaser (i) execute and file such financing or continuation statements, or amendments thereto, and such other instruments or notices, as may be necessary or, in the opinion of the Purchaser, advisable to protect the Purchaser's ownership interest in the Receivables and (ii) obtain the agreement of any Person having a Lien on any Receivables owned by such Originator (other than any Lien created or imposed under the Pooling Agreement or any Permitted Lien) to release such Lien upon the sale, assignment, transfer and conveyance of any such Receivables to the Purchaser.

          (b)  Until the termination of this Agreement, each Originator hereby irrevocably authorizes the Purchaser to file one or more financing or continuation statements (and other similar instruments), and amendments thereto, relative to all or any part of the Receivables and the other Receivable Assets related thereto, sold, assigned, conveyed or transferred or to be sold, assigned, conveyed or transferred by such Originator without the signature of such Originator to the extent permitted by applicable law.

          (c)  If any Originator fails to perform any of its agreements or obligations under this Agreement, following notice to such Originator detailing such delinquency, the Purchaser may (but shall not be required to) perform, or cause performance of, such agreements or obligations, and the expenses of the Purchaser incurred in connection therewith shall be payable by such Originator as provided in Section 9.02. The Purchaser agrees promptly to notify such Originator after any such performance; provided, however, that the failure to give such notice shall not affect the validity of any such performance.

        5.16.    Marking of Records.    Each Originator will maintain a system that will identify on its extraction records relating to the Receivables from its master database of receivables that the Receivables have been sold, assigned, conveyed or transferred to the Purchaser. Each Originator agrees that from time to time it will promptly execute and deliver all instruments and documents, and take all further action, that Purchaser may reasonably request in order to perfect, protect or more fully evidence the Trustee's first priority perfected security interest in such Receivables and the related Collections.

        5.17.    Stamp Duty.

          It will procure that each member of the Stamp Duty Group shall remain associated within the meaning of Section 42 United Kingdom Finance Act 1930 (as amended) with each other member of the Stamp Duty Group.

6.    NEGATIVE COVENANTS

        Except as otherwise provided in Section 6.11, each Existing Originator and, commencing on the New Originator Effective Date, the New Originator each hereby agrees that, so long as there are any amounts outstanding with respect to Receivables originated by such Originator, previously sold, assigned, conveyed or transferred by such Originator to the Purchaser or until an Early Originator Termination, whichever is the later, such Originator shall not:

        6.01.    Limitations on Transfers of Receivables, Etc.    At any time sell, convey, assign, transfer or otherwise dispose of any of the Receivables or other Receivable Assets relating thereto, except as contemplated by the Transaction Documents.

        6.02.    Extension or Amendment of Receivables.    Whether acting as Local Servicer or otherwise, extend, make any Dilution Adjustment to, rescind, cancel, amend or otherwise modify, or attempt or purport to extend, amend or otherwise modify, the terms of any Receivables, unless (a) (i) such cancellation, termination, amendment, modification, or waiver is made in accordance with the Policies (and would have been made in the ordinary course of business), (ii) if such cancellation, termination, amendment, modification or waiver arose as a result of a request from an Obligor, (iii) if any such amendment, modification or waiver does not cause such Receivable to cease to be an Eligible Receivable and (iv) such cancellation, termination, amendment, modification or waiver would not have a material and prejudicial effect on the collectibility of the relevant Receivable or (b) such Dilution Adjustment is the result of a pre-existing contractual obligation between such Originator and the related Obligor with respect to such Receivable provided, that in the event such Originator cancels an invoice related to a Receivable, such Originator must make an Originator Dilution Adjustment Payment in accordance with Section 2.05; provided, further that in the event such Originator cancels an invoice related to a Receivable, either (i) such invoice must be replaced with an invoice relating to the same transaction as the cancelled invoice of equal or greater Principal Amount on the same day, (ii) such invoice must be replaced with an invoice relating to the same transaction as the cancelled invoice of a lesser Principal Amount on the same Business Day and such Originator must make an Originator Dilution Adjustment Payment, to the Purchaser, in an amount equal to the difference between such cancelled and replacement invoices or (iii) the Originator must make an Originator Dilution Adjustment Payment, to the Purchaser, in an amount equal to the full value of such cancelled invoice pursuant to Section 2.05.

        6.03.    Change in Payment Instructions to Obligors.    Instruct any Obligor of any Receivables to make any payments with respect to any Receivables other than, in accordance with Section 5.09, by check or wire transfer to the Collection Account.

        6.04.    Change in Name.    Change its name, use an additional name, change its identity or business structure or change its chief executive officer unless at least 60 days' prior to the effective date of any such change it delivers to the Purchaser such documents, instruments or agreements as are necessary to reflect such change and to continue the perfection of the Purchaser's ownership interest in the Receivables.

        6.05.    Policies.    Make any change or modification (or permit any change or modification to be made) in any material respect to the Policies, except (i) if such changes or modifications are necessary under any Requirement of Law, or (ii) if the Rating Agency Condition is satisfied with respect thereto; provided, however, that if any change or modification, other than a change or modification permitted pursuant to clause (i) above, would reasonably be expected to have a Material Adverse Effect with respect to a Series which is not rated by a Rating Agency, the consent of Investor Certificateholders representing Fractional Undivided Interests aggregating not less than 51% of the Adjusted Invested amount of such Series (or, as otherwise specified in the related Supplement) shall be required to effect such change or modification.

        6.06.    Modification of Legend.    Delete or otherwise modify the identification on the extraction records referred to in subsection 2.01(d).

        6.07.    Accounting for Sales.    Except as otherwise required by law, prepare any financial statements which shall account for the transactions contemplated hereby in any manner other than as a sale of the Receivables to the Purchaser or in any other respect account for or treat the transactions contemplated hereby (including for financial accounting purposes, except as required by law) in any manner other than as a sale of the Receivables to the Purchaser.

        6.08.    Instruments.    Unless delivered to the Trustee pursuant to Section 2.01(b) of the Pooling Agreement, take any action to cause any Receivable not evidenced by an "instrument" (as defined in Section 9-105(1)(i) of the applicable UCC) upon origination to become evidenced by an instrument, except in connection with the enforcement or collection of a Defaulted Receivable.

        6.09.    Ineligible Receivables.    Without the prior written approval of the Purchaser, take any action which to its knowledge would cause, or would permit, a Receivable that was designated as an Eligible Receivable on the Sale Date relating to such Receivable to cease to be an Eligible Receivable, except as otherwise expressly provided by this Agreement.

        6.10.    Business of the Originator.    Fail to maintain and operate the business currently conducted by such Originator and business activities reasonably incidental or related thereto in substantially the manner in which it is presently conducted and operated if such failure would reasonably be expected to result in a Material Adverse Effect with respect to it.

        6.11.    Limitation on Fundamental Changes.    Enter into any merger or consolidate with another Person or sell, lease, transfer or otherwise dispose of assets constituting all or substantially all of the assets of such Originator and its consolidated Subsidiaries (taken as a whole) to another Person or liquidate or dissolve unless:

          (a)  either (i) such Originator is the surviving entity or (ii) the surviving Person (A) assumes, without execution or filing of any paper or any further act on the part of any of the parties hereto other than such Originator, the performance of each covenant and obligation of such Originator hereunder and (B) no Material Adverse Effect with respect to it shall result from such merger, consolidation, sale, lease, transfer or disposal of assets;

          (b)  subject to Section 8.15 hereof, it has delivered to the Trustee a certificate executed by a Responsible Officer of such Originator addressed to the Trustee (i) stating that such consolidation, merger, conveyance or transfer complies with this Section 6.11 and (ii) further stating in the Responsible Officer's certificate that all conditions precedent herein provided for relating to such transaction have been complied with;

          (c)  it has delivered to the Trustee an Opinion of Counsel from a nationally recognized legal counsel to the effect that the sale of Receivables to the Purchaser by such Surviving Person, after the date of such merger, consolidation, sale, lease, transfer or disposal of assets, shall be treated as a "true sale" of any such Receivables;

          (d)  it has delivered to the Trustee a General Opinion; and

          (e)  the Rating Agency Condition has been satisfied.

        6.12.    Offices.    Move the location of such Originator's chief executive office or of any of the offices where it keeps its records with respect to the U.S. Receivables, or its legal head office to a new location within or outside the jurisdiction where such office is now located, without (i) providing thirty (30) days' prior written notice to the Purchaser, the Trustee, each Funding Agent and each Rating Agency and (ii) taking all actions reasonably requested by the Trustee (including but not limited to all filings and other acts necessary or advisable under the applicable UCC or other applicable laws or similar statute of each relevant jurisdiction) in order to continue the Trust's first priority perfected security interest in all Receivables now owned by the Purchaser or hereafter created.

        6.13.    Constitutive Documents.    Amend or make any change or modification to its constitutive documents without first satisfying the Rating Agency Condition and obtaining the consent of each Funding Agent (provided that, notwithstanding anything to the contrary in this Section 6.13, such Originator may make amendments, changes or modifications pursuant to changes in law of the jurisdiction of its organization or amendments to change such Originator's name (subject to compliance with Section 6.04 above), registered agent or address of registered office).

        6.14.    Amendment of Transaction Documents or Other Material Documents.    Other than as set forth in the Transaction Documents, amend any Transaction Document or other material document related to any transactions contemplated hereby or thereby including, but not limited to, any of the Receivables Purchase Agreements.

7.    TERMINATION EVENTS

        7.01.    Originator Termination Events.    If any of the following events (herein called "Originator Termination Events") shall have occurred and be continuing with respect to any Existing Originator or, on or after the New Originator Effective Date, with respect to the New Originator:

          (a)  an Originator shall fail to pay any amount due hereunder in accordance with the provisions hereof and such failure shall continue unremedied for a period of two (2) Business Days from the earlier to occur of (i) the date upon which a Responsible Officer of such Originator obtains actual knowledge of such failure or (ii) the date on which written notice of such failure, requiring the same to be remedied, shall have been given (A) to such Originator by the Company, the Purchaser or the Trustee or (B) to the Purchaser, to the Company, to the Trustee and to such Originator by holders of Investor Certificates evidencing 25% or more of the Aggregate Invested Amount; or

          (b)  an Originator shall fail to observe or perform any other covenant or agreement applicable to it contained herein (other than as specified in paragraph (a) of this Section 7.01) that has a Material Adverse Effect with respect to it and that continues unremedied until ten (10) Local Business Days after the date on which written notice of such failure, requiring the same to be remedied shall have been given (A) to such Originator by the Purchaser, the Company or the Trustee or (B) to the Purchaser, to the Company, to the Trustee and to such Originator by holders of Investor Certificates evidencing 25% or more of the Aggregate Invested Amount, provided that if such failure may be cured and such Originator is diligently pursing such cure, such event shall not constitute an Originator Termination Event for an additional thirty (30) days; or

          (c)  any representation or warranty made by such Originator in this Agreement or in any certificate delivered pursuant to this Agreement shall prove to have been incorrect in any material respect when made or deemed made, and which continues unremedied until ten (10) Local Business Days after the date on which written notice thereof, requiring the same to be remedied, shall have been given (A) to such Originator by the Purchaser, the Company or the Trustee or (B) to the Purchaser, to the Company, to the Trustee and to such Originator by holders of Investor Certificates evidencing 25% or more of the Aggregate Invested Amount, provided that if such incorrectness may be cured and such Originator is diligently pursuing such cure, such event shall not constitute an Originator Termination Event for an additional thirty (30) days and provided further that an Originator Termination Event shall not be deemed to have occurred under this paragraph (c) based upon a breach of any representation or warranty set forth in Section 4.02 if such Originator shall have complied with the provisions of Section 2.06 in respect thereof; or

          (d)  an Originator has been terminated as Local Servicer with respect to the Receivables originated by it, and not replaced as a Local Servicer by an affiliate of Huntsman International, following a Master Servicer Default under the Servicing Agreement, then, in the case of any Originator Termination Event, so long as such Originator Termination Event shall be continuing, the Purchaser shall terminate its obligation to accept a sale of Receivables from such Originator and such Originator shall be terminated as an Originator upon 10 days written notice (the date on which such notice becomes effective, the "Originator Termination Date") to such Originator (any such termination, an "Early Originator Termination"); provided that such removal or termination shall be in accordance with Section 2.10 of the Pooling Agreement.

        7.02.    Program Termination Events.    If any of the following events (herein called "Program Termination Events") shall have occurred and be continuing with respect to an Originator:

          (a)  an Insolvency Event shall have occurred with respect to an Originator; or

          (b)  there shall have occurred and be continuing (i) an Early Amortization Event set forth in Section 7.01 of the Pooling Agreement or (ii) the Amortization Period with respect to all Outstanding Series; or

          (c)  a notice of Lien shall have been filed by the PBGC against an Originator under Section 412(n) of the Code or Section 302(f) of ERISA for a failure to make a required installment or other payment to a plan to which Section 412(n) of the Code or Section 302(f) of ERISA applies unless there shall have been delivered to the Trustee and the Rating Agencies proof of release of such Lien; or

          (d)  a Federal (or equivalent) tax notice of Lien, in an amount equal to or greater than $500,000, shall have been filed against an Originator unless there shall have been delivered to the Trustee and the Rating Agencies proof of release of such Lien; or

          (e)  any Originator Termination Event shall have occurred and be continuing with respect to an Originator that, as of the last Monthly Settlement Report, had originated more than 10% of the Aggregate Receivables Amount reflected on such report; or

          (f)    an Originator Termination Event shall have occurred but such Originator has not been terminated within 10 calendar days in accordance with Section 2.10 of the Pooling Agreement.

then, after the expiration of any applicable cure period, the obligation of the Purchaser to accept sales shall terminate without notice (such date of termination, the "Program Termination Date"), and there shall be an Early Amortization Event pursuant to Section 7.01 of the Pooling Agreement.

        7.03.    Remedies.

          (a)  If an Originator Termination Event or Program Termination Event has occurred and is continuing, the Purchaser (and its assignees) shall have all of the rights and remedies provided to an owner of accounts under applicable law in respect thereto.

          (b)  Each Originator agrees that, upon the occurrence and during the continuation of Program Termination Event as described in subsection 7.02(a) or (b)(i):

              (i)  the Purchaser (and its assignees) shall have the right at any time to notify, or require that such Originator, at its expense, notify, the respective Obligors of the Company's ownership of the Receivables and other Receivable Assets and may direct that payment of all amounts due or to become due under the Receivables be made directly to the relevant current Concentration Accounts;

            (ii)  the Purchaser (and its assignees) shall have the right to (A) sue for collection on any Receivables or (B) sell any Receivables to any Person for a price that is acceptable to the Purchaser. If required by the applicable UCC (or analogous provisions of any other similar law, statute or legislation applicable to the Receivables), the Purchaser (and its assignees) may offer to sell any Receivable to any Person, together, at its option, with all other Receivables created by the same Obligor. Any Receivable sold hereunder (other than pursuant to the Pooling Agreement) shall cease to be a Receivable for all purposes under this Agreement as of the effective date of such sale;

            (iii)  such Originator in such capacity or in its capacity as Local Servicer, shall, upon the Purchaser's (or its assignees') written request and at such Originator's expense, (A) assemble all of its documents, instruments and other records (including credit files and computer tapes or disks) that (1) evidence or will evidence or record Receivables and (2) are otherwise necessary or desirable to effect Collections of such Receivables including (i) Receivable specific information including, when applicable, invoice number, invoice due date, invoice value, purchase order reference, shipping date, shipping address, shipping terms, copies of delivery notes, bills of lading, insurance documents, copies of letters of credit, bills of exchange or promissory notes, other security documents, and (ii) Obligor specific information, including copy of the Contract, correspondence file and details of any security held (collectively, the "Originator Documents") and (B) deliver such Originator Documents to the Purchaser or its designee at a place designated by the Purchaser. In recognition of each Originator's need to have access to any Originator Documents which may be transferred to the Purchaser hereunder, whether as a result of its continuing business relationship with any Obligor for Receivables or as a result of its responsibilities as Local Servicer, the Purchaser hereby grants to each Originator a license to access the Originator Documents transferred by such Originator to the Purchaser and to access any such transferred computer software in connection with any activity arising in the ordinary course of such Originator's business or in performance of such Originator's duties as Local Servicer; provided that such Originator shall not disrupt or otherwise interfere with the Purchaser's use of and access to such Originator Documents and its computer software during such license period; and

            (iv)  upon written request of the Purchaser, each Originator will (A) deliver to the Purchaser all licenses, rights, computer programs, related material, computer tapes, disks, cassettes and data necessary for the immediate collection of the Receivables by the Purchaser, with or without the participation of such Originator (excluding software licenses which by their terms are not permitted to be so delivered; provided that each Originator shall use reasonable efforts to obtain the consent of the relevant licensor to such delivery but shall not be required, to the extent it has an ownership interest in any electronic records, computer software or licenses, to transfer, assign, set-over or otherwise convey such ownership interests to the Purchaser) and (B) make such arrangements with respect to the collection of the Receivables as may be reasonably required by the Purchaser.

8.    MISCELLANEOUS

        8.01.    Payments.    All payments to be made by a party ("payor") hereunder shall be made in Dollars on the applicable due date and in immediately available funds to the recipient's ("payee") account set forth in Schedule 6 of this Agreement or to such other account as may be specified by such payee from time to time in a notice to such payor. Wherever any payment to be made under this Agreement shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day.

        8.02.    Costs and Expenses.    Each Originator agrees (a) to pay or reimburse the Purchaser for all of its out-of-pocket costs and expenses incurred in connection with the preparation and execution of, and any amendment, supplement or modification to, this Agreement, the other Transaction Documents and any other documents prepared in connection herewith and therewith, the consummation and administration of the transactions contemplated hereby and thereby, including, without limitation, all reasonable fees and disbursements of counsel, (b) to pay or reimburse the Purchaser for all its costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement and any of the other Transaction Documents, including, without limitation, the reasonable fees and disbursements of counsel to the Purchaser, (c) to pay, indemnify, and hold the Purchaser harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay caused by such Originator in paying, stamp, excise and other similar taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of, any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement and any such other documents, and (d) to pay, indemnify, and hold the Purchaser harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever (i) which may at any time be imposed on, incurred by or asserted against the Purchaser in any way relating to or arising out of this Agreement or the other Transaction Documents or the transactions contemplated hereby and thereby or in connection herewith or any action taken or omitted by the Purchaser under or in connection with any of the foregoing (all such other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses and disbursements being herein called "Originator Indemnified Liabilities") or (ii) which would not have been imposed on, incurred by or asserted against the Purchaser but for its having acquired the Receivables hereunder; provided, however, that such indemnity shall not be available to the extent that such Originator Indemnified Liabilities are finally judicially determined to have resulted from the gross negligence or willful misconduct of the Purchaser. The agreements of each Originator in this Section 8.02 shall survive the collection of all Receivables, the termination of this Agreement and the payment of all amounts payable hereunder.

        8.03.    Successors and Assigns.    This Agreement shall be binding upon and inure to the benefit of the Originators and the Purchaser and their respective successors (whether by merger, consolidation or otherwise) and permitted assigns. Each Originator agrees that it will not assign or transfer all or any portion of its rights or obligations hereunder without the prior written consent of the Purchaser. Each Originator acknowledges that the Purchaser shall grant a Participation and a security interest in all of its rights hereunder to the Trustee pursuant to the Pooling Agreement. Each Originator further agrees that, in respect of its obligations hereunder, it will act at the direction of and in accordance with all requests and instructions from the Trustee until all amounts due to the Investor Certificateholders are paid in full.

        8.04.    Additional Originators.    Huntsman International may admit as an Originator under this Agreement any member of the Huntsman Group, provided such member is formed or organized in a State of the United States of America (such party or parties shall be referred to as an "Additional Originator") and such member is a wholly-owned Subsidiary (directly or indirectly) of Huntsman International. The admission of such Additional Originator shall be subject to the following conditions:

          (a)  the Company shall receive the documents and information specified in Section 3.01 in respect of the Additional Originator, each in form and substance satisfactory to the Company where reference to the "Effective Date" shall be the date of admission as an Additional Originator;

          (b)  the Additional Contributor shall execute and deliver to the Company a duly completed agreement as set out in Schedule 7 (the "Admission of Additional Originator");

          (c)  the consent of the Funding Agents shall have been obtained;

          (d)  the Rating Agency Condition shall have been satisfied;

          (e)  receipt by the Trustee and the Funding Agent and any agent for the Certificateholders of a certificate from the Master Servicer certifying that after giving effect to the addition of such Additional Originator, the Aggregate Allocated Receivables Amount shall equal the Aggregate Target Receivables Amount on the date of such admission; and

          (f)    the Trustee shall have established on or more Collection Accounts and executed a Collection Account Agreement with respect to the Collections received on the Receivables to be sold by such Additional Originator and contributed by the Company to the Trust;

  provided, that satisfaction of the Rating Agency Condition shall not be a condition precedent to admission as an Additional Originator if:

              (i)  Huntsman International provides the Trustee with an Officer's certificate certifying that such Additional Originator is in the same line of business as the existing Originators; and

            (ii)  immediately prior to giving effect to such addition, the ratio (expressed as a percentage) of (I) the aggregate Principal Amount of what would constitute all Eligible Receivables of such requesting Additional Originator at the end of the immediately preceding Business Day if it were an Additional Originator plus the aggregate Principal Amount of Eligible Receivables of all Additional Originators admitted during the then current calendar year, minus the amount that would constitute the Overconcentration Amount applicable to all such Receivables on such date if such requesting Additional Originator were an Additional Originator to (II) the Aggregate Receivables Amount on such date (before giving effect to such addition), is less than 10%.

        Upon satisfaction of the above conditions, the Additional Originator shall be deemed to be a party to this Agreement, and for all purposes of the Transaction Documents shall be deemed to be a "U.S. Originator" and "Originator". The Additional Originator shall be under the same obligations towards each of the other parties to this Agreement as if it had been an original party hereto as an "Originator".

        8.05.    Intentionally Omitted

        8.06.    Intentionally Omitted

        8.07.    Governing Law.    THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK AND WITHOUT REFERENCE TO ANY CONFLICT OF LAWS PRINCIPLES (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW), SUBJECT TO THE RESERVATION OF THE LAWS OF ANOTHER JURISDICTION THAT MAY BE APPLICABLE TO ANY ISSUES RELATED TO PERFECTION OF ANY SALE HEREUNDER.

        8.08.    No Waiver; Cumulative Remedies.    No failure to exercise and no delay in exercising, on the part of the Purchaser, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exhaustive of any rights, remedies, powers and privileges provided by law.

        8.09.    Amendments and Waivers.    Neither this Agreement nor any terms hereof may be amended, supplemented or modified except in a writing signed by the Purchaser and the Originators and that otherwise complies with any applicable provision in the other Transaction Documents. Any amendment, supplement or modification shall not be effective until the Rating Agency Condition has been satisfied.

        8.10.    Severability.    Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

        8.11.    Notices.    All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered by hand, or three (3) days after being deposited in the mail, postage prepaid, or, in the case of telecopy notice, when received, addressed as follows in the case of the Purchaser and the Originator, or to such other address as may be hereafter notified by the respective parties hereto:

With respect to the Purchaser:	Huntsman International LLC 500 Huntsman Way Salt Lake City Utah 84108 USA
Attention: Office of the General Counsel Telecopy: 1 (801) 584-5782
Copy to:	Huntsman (Europe) BVBA Everslaan 45 B-3078 Everberg Belgium
Attention: Treasury Department Telecopy: 32 2759 5501
With respect to the Originators:	Tioxide Americas Inc. 500 Huntsman Way Salt Lake City, Utah 84108 USA
Attention: Office of the General Counsel Telecopy: 1 (801) 584-5782]

Copy to:	Huntsman Propylene Oxide Ltd. 500 Huntsman Way Salt Lake City, Utah 84108 USA
Attention: Office of General Counsel Telecopy: 1 (801) 584-5782
Huntsman International Fuels L.P. 500 Huntsman Way Salt Lake City, Utah 84108 USA
Attention: Office of the General Counsel Telecopy: 1 (801) 584-5782
Huntsman (Europe) BVBA Everslaan 45 B-3078 Everberg Belgium
Attention: Treasury Department Telecopy: 32 2759 5501
Huntsman Ethyleneamines Ltd. 3040 Post Oak Boulevard Houston, TX 75201 USA
Attention: Office of the General Counsel Telecopy: 1 (801) 584-5782
With Respect to the Trustee:	J.P. Morgan Bank (Ireland) plc Institutional Trust Services International Financial Center, Floor 1 Dublin, Ireland
Attention: Mick Devane Telecopy: 00 353 1 612 3139

        8.12.    Counterparts.    This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by telecopy), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Agreement signed by all the parties shall be lodged with the Purchaser.

        8.13.    Submission to Jurisdiction; Service of Process.

          (a)  Each of the parties hereto hereby submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York State court sitting in the Borough of Manhattan, City of New York for purposes of all legal proceedings arising out of or relating to this Agreement or the transactions contemplated hereby. Each of the parties hereto hereby irrevocably waives, to the fullest extent it may effectively do so, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court, any claim that any such proceeding brought in such a court has been brought in an inconvenient forum and any claim based on its immunity from suit. Nothing in this Section 8.12(a) shall affect the right of any party hereto to bring any action or proceeding against another or its property in the courts of other jurisdictions.

          (b)  EACH PARTY WAIVES ITS RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED HEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY EITHER PARTY AGAINST THE OTHER PARTY, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. EACH PARTY HERETO AGREES THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES HERETO FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION 8.12(b) AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR ANY PROVISIONS HEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT.

        8.14.    No Bankruptcy Petition.

          (a)  Each Originator, by entering into this Agreement, covenants and agrees, to the extent permissible under applicable law, that it will not institute against, or join any other Person in instituting against, the Purchaser any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings (including, but not limited to, petitioning for the declaration of the Purchaser's assets en désastre) under any Applicable Insolvency Laws.

          (b)  Notwithstanding anything elsewhere herein contained, the sole remedy of the Originators or any other Person in respect of any obligation, covenant, representation, warranty or agreement of the Purchaser under or related to this Agreement shall be against the assets of the Purchaser. None of the Originators nor any other Person shall have any claim against the Purchaser to the extent that such assets are insufficient to meet such obligation, covenant, representation, warranty or agreement (the difference being referred to herein as a "shortfall") and all claims in respect of the shortfall shall be extinguished.

        8.15.    Termination.    This Agreement will terminate at such time as (a) the commitment of the Purchaser to accept a sale of Receivables from the Originators hereunder shall have terminated and (b) all Receivables have been collected, and the proceeds thereof turned over to the Purchaser and all other amounts owing to the Purchaser hereunder shall have been paid in full or, if Receivables have not been collected, such Receivables have become Defaulted Receivables and the Purchaser shall have completed its collection efforts in respect thereto; provided, however, that the indemnities of the Originators to the Purchaser set forth in this Agreement shall survive such termination and provided further that, to the extent any amounts remain due and owing to the Purchaser hereunder, the Purchaser shall remain entitled to receive any Collections on Receivables which have become Defaulted Receivables after it shall have completed its collection efforts in respect thereof. Notwithstanding anything to the contrary contained herein, if at any time, any payment made by any Originator is rescinded or must be restored or returned by the Purchaser as a result of any Insolvency Event with respect to such Originator then such Originator's obligations with respect to such payment shall be reinstated as though such payment had never been made.

        8.16.    Responsible Officer Certificates; No Recourse.    Any certificate executed and delivered by a Responsible Officer of the Originators or the Purchaser pursuant to the terms of the Transaction Documents shall be executed by such Responsible Officer not in an individual capacity but solely in his or her capacity as an officer of the Originators or the Purchaser, as applicable, and such Responsible Officer will not be subject to personal liability as to the matters contained in the certificate. A director, officer, manager, employee, or member, as such, of the Originators or Purchaser shall not have liability for any obligation of the Originators or the Purchaser hereunder or under any Transaction Document or for any claim based on, in respect of, or by reason of, any Transaction Document, unless such claim results from the gross negligence, fraudulent acts or willful misconduct of such director, officer, employee, manager or member.

        [SIGNATURES COMMENCE ON NEXT PAGE]

        IN WITNESS WHEREOF, the parties hereto have caused this Amended and Restated Receivables Purchase Agreement to be executed by their respective officers thereunto duly authorized, all as of the day and year first above written.

HUNTSMAN INTERNATIONAL LLC, as Purchaser
By:	/s/ J. KIMO ESPLIN Name: J. Kimo Esplin Title: Executive Vice President and CFO
TIOXIDE AMERICAS INC., as Seller and Originator
By:	/s/ L. RUSSELL HEALY Name: L. Russell Healy Title: Vice President and Treasurer
HUNTSMAN PROPYLENE OXIDE LTD., as Seller and Originator
By:	/s/ PATRICK W. THOMAS Name: Patrick W. Thomas Title: President
HUNTSMAN INTERNATIONAL FUELS L.P., as Seller and Originator
By:	/s/ PATRICK W. THOMAS Name: Patrick W. Thomas Title: President
HUNTSMAN ETHYLENEAMINES LTD., as Seller and Originator
By:	/s/ PATRICK W. THOMAS Name: Patrick W. Thomas Title: President

SCHEDULE 1 to the
U.S. Receivables Purchase Agreement

Form of Originator Daily Report

Huntsman Master Trust—Daily Report

	Report Date 02-Nov-00	Activity Date 01-Nov-00
	Seller Interest	Series 2000-1 Investor Interest	Series 2000-2 Investor	Total
Pool Activity
Beginning Receivables Balance
Plus: FX Adjustment
Less: Aggregate Initial Collections
Plus: New Sales
Less: Non-Contractual Dilutions
Less: Timely Payment Discount Issued
Less: Volume Rebate Issued
Less: Write-Offs Prior to 60 days
Less: Write-Offs Past to 60 days
Less: Seller Adjustment/Payment Repurchased Receivables
Less: Misdirected Receivables
Plus: Mechanical Zero Offsets
Plus: Other Adjustments

Ending Receivables Balance
Less: Defaulted Receivables
Less: Obligor Overconcentration Amount
Less: Country Overconcentration Amount
Less: Commissions/Cash Discounts Accruals
Less: Volume Rebate Accruals
Less: A/P Offsets

Aggregate Receivables Amount
Series 2000-1 Servicer Advance Outstanding
Series 2000-1 Servicer Advance Outstanding
Beginning Invested %
Invested Amount
Adjusted Invested Amount
Required Subordinated Amount
Target Receivables Amount
Allocated Receivables Amount
Collateral Compliance
Series 2000-1 Purchase Price
Ending Invested %

1-1

Form of Daily Report

Part 2 of 4

TOTAL USD EQUIVALENT
Daily Allocation of Collections
Total Collections in the Trust Accounts
A/R Collections Allocated
Servicer Advance
Total funds to allocate
Deposit to Accrued Interest Subaccount
Deposit to Non-Principal Conc Subacc
Deposit to Principal Conc Subacc (Servicer Advance)
Deposit to Servicer Account (Serv Advance Repayment)
Deposit to repay Invested Amount
Deposit to Company Receipts Account

Total Allocated
US DOLLAR
Daily Allocation of Collections and Servicer Advance
Total Collections in the Trust Accounts
A/R Collections Allocated
Servicer Advance
Total funds to allocate
Deposit to Accrued Interest Subaccount
Deposit to Non-Principal Conc Subacc
Deposit to Principal Conc Subacc (Servicer Advance)
Deposit to Servicer Account (Serv Advance Repayment
Deposit to repay Invested Amount
Deposit to Company Receipts Account

Total Allocated
EURO
Daily Allocation of Collections
Total Collections in the Trust Accounts
A/R Collections Allocated
Servicer Advance
Total funds to allocate
Deposit to Accrued Interest Subaccount
Deposit to Non-Principal Conc Subacc
Deposit to Principal Conc Subacc (Servicer Advance)
Deposit to Servicer Account (Serv Advance Repayment)
Deposit to repay Invested Amount
Deposit to Company Receipts Account

Total Allocated
STERLING
Daily Allocation of Collections
Total Collections in the Trust Accounts
A/R Collections Allocated
Servicer Advance
Total funds to allocate
Deposit to Accrued Interest Subaccount
Deposit to Non-Principal Conc Subacc
Deposit to Principal Conc Subacc (Servicer Advance)
Deposit to Servicer Account (Serv Advance Repayment
Deposit to repay Invested Amount
Deposit to Company Receipts Account

Total Allocated

1-2

Form of Daily Report

Part 3 of 4

Ratios
Series 2000-2 Class A Ratio	N/A
Series 2000-2 Class B Ratio	N/A
Series 2000-1 Ratio		N/A
Series Carrying Cost Reserve Ratio
Servicing Reserve Ratio
Series 2000-1 Percentage Factor		N/A
Period Type
TOTAL USD EQUIVALENT
Series 2000-1 Accrued Interest	Series 2000-2 Accrued Interest
Beginning Balance	Beginning Balance
Deposit	Deposit
Withdrawal	Withdrawal
Ending Balance	Ending Balance
Series 2000-1 Non-Principal Collections	Series 2000-2 Non-Principal Collection
Beginning Balance	Beginning Balance
Deposit—Collections	Deposit—Collections
Deposit—Interest Income	Deposit—Interest Income
Withdrawal	Withdrawal
Ending Balance Ending Balance
Series 2000-1 Principal Collections	Series 2000-2 Principal Collection
Beginning Balance	Beginning Balance
Deposit—funds from Collection Account	Deposit
Deposit—Servicer Advance	Withdrawal
Withdrawal—Servicer Advance Repayment
Withdrawal—Tranche 1 Repayment
Withdrawal—Tranche 2 Repayment
Withdrawal—Funds to the Company Receipts
Accounts
Ending Balance	Ending Balance
US DOLLAR
Series 2000-1 USD Accrued Interest Subaccount (7971071613)	Series 2000-2 USD Accrued Interest Subaccount [xxx]
Beginning Balance	Beginning Balance
Deposit	Deposit
Withdrawal	Withdrawal
Ending Balance	Ending Balance
Series 2000-1 USD Non-Principal Collection Subaccount (7971071621)	Series 2000-2 USD Non-Principal Collection Subaccount [xxx]
Beginning Balance	Beginning Balance
Deposit—Collections	Deposit—Collections
Deposit—Interest Income	Deposit—Interest Income
Withdrawal	Withdrawal
Ending Balance	Ending Balance
Series 2000-1 USD Principal Collection Subaccount (7971071639)	Series 2000-2 USD Principal Collection Subaccount [xxx]
Beginning Balance	Beginning Balance
Deposit—funds from Collection Account	Deposit
Deposit—Servicer Advance	Withdrawal
Withdrawal—Servicer Advance Repayment
Withdrawal—Tranche 1 Repayment
Withdrawal—Tranche 2 Repayment
Withdrawal—Funds to the Company Receipts Account
Ending Balance	Ending Balance

1-3

Form of Daily Report

Part 4 of 4

EURO
Series 2000-1 Euro Accrued Interest Subaccount (7971071647)	Series 2000-2 Euro Accrued Interest Subaccount [xxx]
Beginning Balance	Beginning Balance
Deposit	Deposit
Withdrawal	Withdrawal
Ending Balance	Ending Balance
Series 2000-1 Euro Non-Principal Collection Subaccount (7971071654)	Series 2000-2 Euro Non-Principal Collection Subaccount [xxx]
Beginning Balance	Beginning Balance
Deposit—Collections	Deposit—Collections
Deposit—Interest Income	Deposit—Interest Income
Withdrawal	Withdrawal
Ending Balance Ending Balance
Series 2000-1 Euro Principal Collection Subaccount (7971071662)	Series 2000-2 Euro Principal Collection Subaccount [xxx]
Beginning Balance	Beginning Balance
Deposit—funds from Collection Account	Deposit
Deposit—Servicer Advance	Withdrawal
Withdrawal—Servicer Advance Repayment
Withdrawal—Tranche 1 Repayment
Withdrawal—Tranche 2 Repayment
Withdrawal—Funds to the Company
Receipts Accounts
Ending Balance	Ending Balance
STERLING
Series 2000-1 GBP Accrued Interest Subaccount (7971071670)	Series 2000-2 GBP Accrued Interest Subaccount [xxx]
Beginning Balance	Beginning Balance
Deposit	Deposit
Withdrawal	Withdrawal
Ending Balance	Ending Balance
Series 2000-1 GBP Non-Principal Collection Subaccount (7971071688)	Series 2000-2 GBP Non-Principal Collection Subaccount [xxx]
Beginning Balance	Beginning Balance
Deposit—Collections	Deposit—Collections
Deposit—Interest Income	Deposit—Interest Income
Withdrawal	Withdrawal
Ending Balance	Ending Balance
Series 2000-1 GBP Principal Collection Subaccount (7971071696)	Series 2000-2 GBP Principal Collection Subaccount [xxx]
Beginning Balance	Beginning Balance
Deposit—funds from Collection Account	Deposit
Deposit—Servicer Advance	Withdrawal
Withdrawal—Servicer Advance Repayment
Withdrawal—Tranche 1 Repayment
Withdrawal—Tranche 2 Repayment
Withdrawal—Funds to the Company
Receipts Account
Ending Balance	Ending Balance

The undersigned, an Officer of Huntsman (Europe) B.V.B.A, as Master Servicer, certifies that the information set forth above is true and correct and it has performed in all material respects all of its obligations as Servicer under the Pooling and Servicing Agreements required to be performed as of the date hereof.

Names:
Title:
Date:

1-4

SCHEDULE 2 to the
U.S. Receivables Purchase Agreement

Form of Solvency Certificate

To:	Huntsman International LLC 500 Huntsman Way Salt Lake City Utah 84108
Attention:	General Counsel
Copy to:	J.P. Morgan Bank (Ireland) plc, as Trustee
Attention:	Padraic Dougherty
Facsimile:	00 353 1 612 5777

        I,                        , a duly elected director/manager of [Tioxide Americas Inc.], [Huntsman Propylene Oxide Ltd.], [Huntsman International Fuels L.P.], [Huntsman Ethyleneamines Ltd.] (the "Originator") hereby certify (in my capacity as a director/manager of the Originator) in connection with the sale of certain Receivables on the date hereof to the Purchaser (as defined herein) pursuant to that certain Amended and Restated Receivables Purchase Agreement dated as of October 21, 2002 (the "Receivables Purchase Agreement"), between the Originator, and Huntsman International LLC, as purchaser (the "Purchaser") as follows:

        The fair value of the assets of the Originator at a fair valuation exceeds the debts and liabilities (whether subordinated, contingent or otherwise) of the Originator. The assets of the Originator do not constitute unreasonably small capital to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted. The present fair saleable value of the property of the Originator will be greater than the amount that will be required to pay the probable liability of the Originator on its debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured. The Originator does not intend to, or believe that it will, incur debts beyond its ability to pay such debts as they mature, taking into account the timing of and amounts of cash to be received by the Originator and the timing of the amounts of cash to be payable on or in respect of its Indebtedness. The Originator does not contemplate the commencement of insolvency, bankruptcy, liquidation or consolidation proceedings or the appointment of a receiver, liquidator, conservator, trustee or similar official in respect of the Originator or any of its assets or revenue.

        Capitalized terms used herein but not otherwise defined shall have the respective meanings assigned to such terms in Annex X to the Pooling Agreement.

2-1

        IN WITNESS WHEREOF, I have signed and delivered this solvency certificate this            day of [    •    ].

[TIOXIDE AMERICAS INC.]
By:	Name: Title:
[HUNTSMAN PROYLENE OXIDE LTD.]
By:	Name: Title:
[HUNTSMAN INTERNATIONAL FUELS L.P.]
By:	Name: Title:
[Huntsman Ethyleneamines Ltd.]
By:	Name: Title:

2-2

SCHEDULE 3 to the
U.S. Receivables Purchase Agreement

Location of Books and Records

Tioxide Americas Inc.
Esplanade at Locus Point
2001 Butterfield Road
Suite 601
Downers Grove, Illinois 60515
USA

Huntsman Propylene Oxide Ltd.
3040 Post Oak Boulevard
Houston, Texas 77056
USA

Huntsman International Fuels, L.P.
3040 Post Oak Boulevard
Houston, Texas 77056
USA

Huntsman Ethyleneamines Ltd.
3040 Post Oak Boulevard
Houston, Texas 75201
USA

3-1

SCHEDULE 4 to the
U.S. Receivables Purchase Agreement

Chief Executive Office

Tioxide Americas Inc.
Esplanade at Locus Point
2001 Butterfield Road
Suite 601
Downers Grove, Illinois 60515
USA

Huntsman Propylene Oxide Ltd.
3040 Post Oak Boulevard
Houston, Texas 77056
USA

Huntsman International Fuels, L.P.
3040 Post Oak Boulevard
Houston, Texas 77056
USA

Huntsman Ethyleneamines Ltd.
3040 Post Oak Boulevard
Houston, Texas 75201
USA

4-1

SCHEDULE 5 to the
U.S. Receivables Purchase Agreement

Legal and Other Business Names

Originator: Legal Name	Other Business Names
Tioxide Americas Inc.	None
Huntsman Propylene Oxide Ltd.	None
Huntsman International Fuels, L.P.	None
Huntsman Ethyleneamines Ltd.	None

5-1

SCHEDULE 6 to the
U.S. Receivables Purchase Agreement

Identification of (A) Company Concentration Accounts, (B) Series Concentration Accounts,
(C) Collection Accounts and Master Collection, and
(D) Company Receipts Accounts

(A)
Company Concentration Accounts

CONCENTRATION ACCOUNTS
Bank Name	Location	Bank Address	Account Number	Account Currency
Chase Manhattan Bank (Ireland) plc	Dublin.	Chase Manhattan House International Financial Services Centre. Dublin 1 Ireland	7971071480	Euro
Chase Manhattan Bank (Ireland) plc	Dublin.	Chase Manhattan House International Financial Services Centre. Dublin 1 Ireland	7971071464	US Dollars
Chase Manhattan Bank (Ireland) plc	Dublin.	Chase Manhattan House International Financial Services Centre. Dublin 1 Ireland	7971071472	Pound Sterling
(B)
Series Concentration Accounts and Subaccounts

(1)
Series 2000-1 Concentration Accounts

SERIES 2000-1 ACCRUED INTEREST SUBACCOUNTS
Bank Name	Location	Bank Address	Account Number	Account Currency
Chase Manhattan Bank (Ireland) plc	Dublin	Chase Manhattan House International Financial Services Centre. Dublin 1 Ireland	7971071613	US Dollars
Chase Manhattan Bank (Ireland) plc	Dublin	Chase Manhattan House International Financial Services Centre. Dublin 1 Ireland	7971071647	Euro
Chase Manhattan Bank (Ireland) plc	Dublin	Chase Manhattan House International Financial Services Centre. Dublin 1 Ireland	7971071670	Pound Sterling

6-1

SERIES 2000-1 NON-PRINCIPAL CONCENTRATION SUBACCOUNTS
Bank Name	Location	Bank Address	Account Number	Account Currency
Chase Manhattan Bank (Ireland) plc	Dublin	Chase Manhattan House International Financial Services Centre. Dublin 1 Ireland	7971071621	US Dollars
Chase Manhattan Bank (Ireland) plc	Dublin	Chase Manhattan House International Financial Services Centre. Dublin 1 Ireland	7971071654	Euro
Chase Manhattan Bank (Ireland) plc	Dublin	Chase Manhattan House International Financial Services Centre. Dublin 1 Ireland	7971071688	Pound Sterling
SERIES 2000-1 PRINCIPAL CONCENTRATION SUBACCOUNTS
Bank Name	Location	Bank Address	Account Number	Account Currency
Chase Manhattan Bank (Ireland) plc	Dublin	Chase Manhattan House International Financial Services Centre. Dublin 1 Ireland	7971071639	US Dollars
Chase Manhattan Bank (Ireland) plc	Dublin	Chase Manhattan House International Financial Services Centre. Dublin 1 Ireland	7971071662	Euro
Chase Manhattan Bank (Ireland) plc	Dublin	Chase Manhattan House International Financial Services Centre. Dublin 1 Ireland	7971071696	Pound Sterling
  (2)
  Series 2000-2 Concentration Accounts

(C)
Collection Accounts and Master Collection Accounts

COLLECTION ACCOUNTS
Originator Association	Bank Name	Location	Bank Address	Account Number	Account Currency
HICI Holland	ABN	Rotterdam	ABN AMRO Bank Netherlands N.V. Coolsingel 119 3012EG Rotterdam The Netherlands SWIFT: ABNANL2R	567768384	Euro
HICI Holland	ABN	Rotterdam	ABN AMRO Bank Netherlands N.V. Coolsingel 119 3012EG Rotterdam The Netherlands SWIFT: ABNANL2R	567768414	US Dollars

6-2

HICI Holland	ABN	Dublin	ABN AMRO Bank Ireland N.V. ABN AMRO House 1 Dublin Ireland SWIFT: ABNAIE2D	50058584	Euro
HICI Holland	ABN	Brussels	ABN AMRO Bank Belgium N.V. Regentlaan 53 1000 Brussels Belgium SWIFT: ABNABEBR	720-5406425-45	Euro
HICI Holland	ABN	Frankfurt	ABN AMRO Bank Germany A.G. Postfach 100138 60001 Frankfurt Germany SWIFT: ABNADEFFFRA	1072131/005	Euro
HICI Holland	ABN	Paris	ABN AMRO BANK FRANCE 3, Avenue Hoche 75008 Paris France SWIFT: ABNAFRPP	18739 0020007255243	Euro
HICI Holland	ABN	Milan	ABN AMRO Bank Italy N.V. Casella Postale 928 20101 Milan Italy SWIFT: ABNAITMM	3060497	Euro
HICI Holland	ABN	Madrid	ABN AMRO Bank N.V. Edificio Beatriz, 5th Floor c/Jose Ortega y Gasset, 29 28006 Madrid Spain SWIFT: ABNAESMMXXX	100017878	Euro
HICI Holland	ABN	London	ABN AMRO BANK UNITED KINGDOM N.V. 101 Moorgate EC2M 6SB London United Kingdom SWIFT: ABNAGB2L	40077829	Pound Sterling
HICI Holland	Citibank	Dublin	Citibank N.A. IFSC House Custom House Quay Dublin 1 Ireland SWIFT: CITIIE2X	7551029	Euro
HICI Holland	Citibank	Dublin	Citibank N.A. IFSC House Custom House Quay Dublin 1 Ireland SWIFT: CITIIE2X	7551002	IEP

6-3

HICI Holland	Citibank	Brussels	Citibank International Boulevard Général Jaques 263 g B-1050 Brussels Belgium SWIFT: CITIBEBX	570 6169255 16	Euro
HICI Holland	Citibank	Brussels	Citibank International Boulevard Général Jaques 263 g B-1050 Brussels Belgium SWIFT: CITIBEBX	570-6169203-61	BEF
HICI Holland	Citibank	Frankfurt	Citibank Aktiengesellshaft Neue Mainzerstrasse 75 60311 Frankfurt Postfach 110333 60038 Frankfurt Germany SWIFT: CITIDEFF	021 2307 017	Euro
HICI Holland	Citibank	Frankfurt	Citibank Aktiengesellshaft Neue Mainzerstrasse 75 60311 Frankfurt Postfach 110333 60038 Frankfurt Germany SWIFT: CITIDEFF	021 2307 009	DEM
HICI Holland	Citibank	Paris	Citibank N.A. Citicenter 19 le Parvis 92073 Paris La Défense France SWIFT: CITIFRPP	0652064 027 RIB 60	Euro
HICI Holland	Citibank	Paris	Citibank N.A. Citicenter 19 le Parvis 92073 Paris La Défense France SWIFT: CITIFRPP	0652064 019 RIB 84	FF
HICI Holland	Citibank	Milan	Citibank N.A. Foro Buonaparte 16-20121 Milano Via Abruzzi, 2/4-00187 Roma Italy SWIFT: CITIITMM	0114305 022	Euro
HICI Holland	Citibank	Milan	Citibank N.A. Foro Buonaparte 16-20121 Milano Via Abruzzi, 2/4-00187 Roma Italy SWIFT: CITIITMM	0114305 014	ITL
HICI Holland	Citibank	Madrid	Citibank N.A. José Ortega y Gasset, 29 28006 Madrid Spain SWIFT: CITIES2X	50754-014	Euro

6-4

HICI Holland	Citibank	Madrid	Citibank N.A. José Ortega y Gasset, 29 28006 Madrid Spain SWIFT: CITIES2X	50754-006	ESP
HICI Holland	Citibank	London	SWIFT: CITIGB2LXXX	8,301,212	Euro
HICI Holland	Citibank	London	SWIFT: CITIGB2LXXX	8,018,162	Pound Sterling
HICI Holland	Citibank	Amsterdam	Citibank N.A. PO box 23445 1100 DX Amsterdam Z.O. The Netherlands SWIFT: CITINL2X	266,054,625	Euro
HICI Holland	Citibank	Amsterdam	Citibank N.A. PO box 23445 1100 DX Amsterdam Z.O. The Netherlands SWIFT: CITINL2X	266,048,331	NLG
HICI Holland	Citibank	New York	SWIFT: CITIUS33XXX	40,694,027	US Dollars
Huntsman (Petrochemicals) UK Limited	ABN	Rotterdam	ABN AMRO Bank Netherlands N.V. Coolsingel 119 3012EG Rotterdam The Netherlands SWIFT: ABNANL2R	574,927,247	Euro
Huntsman (Petrochemicals) UK Limited	ABN	Rotterdam	ABN AMRO Bank Netherlands N.V. Coolsingel 119 3012EG Rotterdam The Netherlands SWIFT: ABNANL2R	543,325,539	US Dollars
Huntsman (Petrochemicals) UK Limited	ABN	Brussels	ABN AMRO Bank Belgium N.V. Regentlaan 53 1000 Brussels Belgium SWIFT: ABNABEBR	720-5406259-73	Euro
Huntsman (Petrochemicals) UK Limited	ABN	Paris	ABN AMRO BANK FRANCE 3, Avenue Hoche 75008 Paris France SWIFT: ABNAFRPP	18739 0020007256019	Euro
Huntsman (Petrochemicals) UK Limited	ABN	London	ABN AMRO BANK UNITED KINGDOM N.V. 101 Moorgate EC2M 6SB London United Kingdom SWIFT: ABNAGB2L	040078728	Euro
Huntsman (Petrochemicals) UK Limited	ABN	London	ABN AMRO BANK UNITED KINGDOM N.V. 101 Moorgate EC2M 6SB London United Kingdom SWIFT: ABNAGB2L	40,041,077	Pound Sterling

6-5

Huntsman (Petrochemicals) UK Limited	ABN	Frankfurt	ABN AMRO Bank Germany A.G. Postfach 100138 60001 Frankfurt Germany SWIFT: ABNADEFFFRA	1,072,101,009	Euro
Tioxide UK	ABN	Rotterdam	ABN AMRO Bank Netherlands N.V. Coolsingel 119 3012EG Rotterdam The Netherlands SWIFT: ABNANL2R	569,064,694	Euro
Tioxide UK	ABN	Rotterdam	ABN AMRO Bank Netherlands N.V. Coolsingel 119 3012EG Rotterdam SWIFT: ABNANL2R	569,064,856	US Dollars
Tioxide UK	ABN	London	ABN AMRO BANK UNITED KINGDOM N.V. 101 Moorgate EC2M 6SB London United Kingdom SWIFT: ABNAGB2L	40,079,317	Pound Sterling
Tioxide UK	Lloyds	Kent	Lloyds TSB Bank PO Box 72 Bailey Drive Gillingham Business Park ME8 OLS Kent United Kingdom SWIFT: LOYDGB2LCTY	59,029,504	Euro
Tioxide UK	Lloyds	Kent	Lloyds TSB Bank PO Box 72 Bailey Drive Gillingham Business Park ME8 OLS Kent United Kingdom SWIFT: LOYDGB2LCTY	23,094,811	Euro
Tioxide UK	Lloyds	Kent	Lloyds TSB Bank PO Box 72 Bailey Drive Gillingham Business Park ME8 OLS Kent United Kingdom SWIFT: LOYDGB2LCTY	27,046,439	Euro
Tioxide UK	Lloyds	Kent	Lloyds TSB Bank PO Box 72 Bailey Drive Gillingham Business Park ME8 OLS Kent United Kingdom SWIFT: LOYDGB2LCTY	11,031,627	US Dollars
Tioxide UK	Lloyds	Kent	Lloyds TSB Bank PO Box 72 Bailey Drive Gillingham Business Park ME8 OLS Kent United Kingdom SWIFT: LOYDGB2LCTY	31,981	Pound Sterling

6-6

Tioxide UK	Lloyds	Kent	Lloyds TSB Bank PO Box 72 Bailey Drive Gillingham Business Park ME8 OLS Kent United Kingdom SWIFT: LOYDGB2LCTY	1,726,973	Pound Sterling
HHuntsman ICI Chemicals PO Division (Propylene Oxide Limited)	Bank of America (NationsBank Platform Atlanta)	Dallas, TX	P.O. Box 831000 Dallas, Tx 75283-1000 United States SWIFT: NABKUS3AATL	3751602152 Lockbox No 406153	US Dollars
HHuntsman ICI Chemicals PO Division (Huntsman International Fuels L.P.)	Bank of America	Concord, CA	1850 Gateway Blvd. Concord, CA. 94520 SWIFT: BOFAUS6S	1233934457	US Dollars
Huntsman ICI Chemicals PU Division (Huntsman International LLC)	Bank of America	Chicago	231 South La Salle Street Chicago, Il 60604 SWIFT: BOFAUS44	8188312750 Lockbox No: 3561	US Dollars
Tioxide Americas Inc.	Bank of America	Chicago	231 South La Salle Street Chicago, Il 60604 SWIFT: BOFAUS44	8188802881 Lockbox No: 91615	US Dollars
			[PLEASE PROVIDE ACCOUNT INFORMATION FOR ALL NEW ORIGINATORS]
MASTER COLLECTION ACCOUNTS
Bank Name	Location	Bank Address	Account Number	Account Currency
ABN	Rotterdam	ABN AMRO Bank Netherlands N.V. Coolsingel 119 3012EG Rotterdam SWIFT: ABNANL2R	577301969	Euro
ABN	Rotterdam	ABN AMRO Bank Netherlands N.V. Coolsingel 119 3012EG Rotterdam SWIFT: ABNANL2R	577301837	U.S. Dollars
ABN	London	ABN AMRO BANK UNITED KINGDOM N.V. 101 Moorgate EC2M 6SB London SWIFT: ABNAGB2L	40089045	Pound Sterling

6-7

(D)
Company Receipts Accounts

COMPANY RECEIPTS ACCOUNTS
Bank Name	Location	Bank Address	Account Number	Account Currency
ABN	London	ABN AMRO BANK UNITED KINGDOM N.V. 101 Moorgate EC2M 6SB London SWIFT: ABNAGB2L	40092917	Pound Sterling
ABN	Rotterdam	ABN AMRO Bank Netherlands N.V. Coolsingel 119 3012EG Rotterdam SWIFT: ABNANL2R	581746643	Euro
ABN	Rotterdam	ABN AMRO Bank Netherlands N.V. Coolsingel 119 3012EG Rotterdam SWIFT: ABNANL2R	581746635	US Dollars

6-8

SCHEDULE 7 to the
U.S. Receivables Purchase Agreement

Form of Admission of Additional Originator

To:	Huntsman Receivables Finance LLC c/o Huntsman International LLC 500 Huntsman Way Salt Lake City Utah 84108
Attention:	General Counsel
Copy to:	J.P. Morgan Bank (Ireland) plc, as Trustee Chase Manhattan House International Financial Services Centre Dublin 1, Ireland
Attention:	Bryan Wickware

ADMISSION OF ADDITIONAL ORIGINATOR

        Pursuant to the Amended and Restated U.S. Receivables Purchase Agreement dated as of October 21, 2002 (the "U.S. Receivables Purchase Agreement") among Huntsman International LLC, as Purchaser, Tioxide Americas Inc., Huntsman Propylene Oxide Ltd., Huntsman International Fuels L.P. and Huntsman Ethyleneamines Ltd., each as a Seller and an Originator (collectively, the "Originators"):

1.
Terms defined in the U.S. Receivables Purchase Agreement (whether by incorporation or otherwise) shall, subject to any contrary indication, have the same meanings herein.

(a)
The Additional Originator hereby requests the Company to accept this Admission of Additional Originator pursuant to and for the purposes of Section 8.04 of the U.S. Receivables Purchase Agreement so as to take effect in accordance with the terms thereof.

(b)
The Additional Originator confirms that it has received a copy of the U.S. Receivables Purchase Agreement, the Pooling Agreement, the Servicing Agreement together with such other information as it has required in connection with the transactions and that it has not relied and will not hereafter rely on the Company or the Trustee to check or inquire on its behalf into the legality, validity, effectiveness, adequacy, accuracy or completeness of any such information and further agrees that it has not relied and will not rely on the Company or the Trustee to assess or keep under review on its behalf the financial condition, creditworthiness, condition, affairs, status or nature of any Originator.

(c)
The Additional Originator hereby undertakes with the Company and the Trustee and each of the other parties to the U.S. Receivables Purchase Agreement that it will perform in accordance with its terms all those obligations which by the terms of the U.S. Receivables Purchase Agreement will be assumed by it after acceptance of this Admission of Additional Originator by the Company and satisfaction of the conditions precedent subject to which this Admission of Additional Originator is expressed to take effect.

(d)
Neither the Trustee nor the Company makes any representation or warranty, nor assumes any responsibility with respect to the legality, validity, effectiveness, adequacy or enforceability of the U.S. Receivables Purchase Agreement or any document relating thereto and neither the Trustee nor the Company assume any responsibility for the financial condition of any

7-1

    Originator or for the performance and observance by any Contributor of any of their respective obligations under the U.S. Receivables Purchase Agreement or any document relating thereto and any and all such conditions and warranties, whether express or implied by law or otherwise, are hereby excluded.

  (e)
  The Additional Originator requests that in respect of references to the parties comprising the Originator in the U.S. Receivables Purchase Agreement, the following information be inserted in respect of the Additional Originator:

The chief executive office of the Additional Originator for the purposes of Section 4.01(n)(ii) of the Contribution Agreement and location of records concerning the Receivables for the purposes of Section 4.01(n)(i) of the U.S. Receivables Purchase Agreement.	•
The account for the purposes of Section 8.01 of the U.S. Receivables Agreement	•
The address for service of notices for the purposes of Section 8.10 of the U.S. Receivables Purchase Agreement	•
  (f)
  This Admission of Additional Originator and the rights, benefits and obligations of the parties hereunder is governed by and shall be construed in accordance with the laws of the State of New York.

7-2

[ADDITIONAL ORIGINATOR]
By:
Address:
Attention:
Telefax:
Date:
AGREED TO BY:
HUNTSMAN RECEIVABLES FINANCE LLC as Company
By:

7-3

QuickLinks

  Exhibit 10.31
AMENDED AND RESTATED U.S. RECEIVABLES PURCHASE AGREEMENT
TABLE OF CONTENTS
SCHEDULES
  SCHEDULE 1 to the U.S. Receivables Purchase Agreement
  SCHEDULE 2 to the U.S. Receivables Purchase Agreement
  SCHEDULE 3 to the U.S. Receivables Purchase Agreement
  SCHEDULE 4 to the U.S. Receivables Purchase Agreement
  SCHEDULE 5 to the U.S. Receivables Purchase Agreement
  SCHEDULE 6 to the U.S. Receivables Purchase Agreement
  SCHEDULE 7 to the U.S. Receivables Purchase Agreement